Filed pursuant to Rule 424(b)(5)

Registration No. 333-82717

Prospectus Supplement

(To Prospectus Dated April 15, 2003)

6,900,000 Shares

ONEOK, Inc.

Common Stock

ONEOK is a diversified energy company. We are involved in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. Our energy marketing and trading operations provide service to customers in most states. We are the largest natural gas distributor in Kansas and Oklahoma and the third largest natural gas distributor in Texas.

Our common stock is listed and traded on the New York Stock Exchange, or NYSE, under the symbol “OKE.” On February 3, 2004, the last reported sale price of our common stock on the NYSE was $22.45 per share.

We are selling 6,900,000 shares of our common stock to the underwriter at a price of $21.93 per share.

	Per Share	Total
Offering price	$22.00	$151,800,000
Underwriting discounts	$0.07	$483,000
Proceeds, before expenses, to ONEOK	$21.93	$151,317,000

In addition to the underwriting discount, the underwriter will receive a commission from investors in the amount of $0.05 for each share of common stock sold to those investors in this offering.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page S-8 of this prospectus supplement.

ONEOK has granted the underwriter a 30-day option to purchase up to 1,035,000 additional shares of common stock on the same terms and conditions as set forth above to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Citigroup

The date of this prospectus supplement is February 3, 2004.

Prospectus Supplement

i

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. The information in this prospectus supplement and the accompanying prospectus may be accurate only as of their respective dates.

We are offering to sell, and are seeking offers to buy, the common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

This prospectus supplement and the accompanying prospectus are directed only at persons who (i) are outside the United Kingdom or (ii) have professional experience in matters relating to investments or (iii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $1,000,000,000 of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of this offering of our common stock. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds to, updates and changes some of the information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us”, “ONEOK” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operations of the Securities and Exchange Commission Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site that contains information we file electronically with the Securities and Exchange Commission, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus supplement is part of a registration statement we have filed with the Securities and Exchange Commission. As permitted by Securities and Exchange Commission rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the Securities and Exchange Commission’s Public Reference Room or through its Web site.

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference. We incorporate by reference the documents listed below.

•	our annual report on Form 10-K for the year ended December 31, 2002;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	our current reports on Form 8-K dated August 4, 2003, August 5, 2003, August 19, 2003, September 19, 2003, September 22, 2003, September 24, 2003, October 6, 2003, October 14, 2003, October 29, 2003, November 21, 2003, December 22, 2003, December 31, 2003, January 15, 2004, January 20, 2004, January 22, 2004, January 23, 2004, January 28, 2004 and January 30, 2004;

•	the description of our common stock contained in our Form 8-A registration statement filed with the Securities and Exchange Commission on November 21, 1997, including any amendment or report filed for the purpose of updating that description; and

•	the description of our preferred share purchase rights contained in our Form 8-A registration statement, as amended, filed with the Securities and Exchange Commission on February 6, 2003, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing) at no cost, by writing or telephoning us at the following address:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Chief Financial Officer

Telephone: (918) 588-7000

We also incorporate by reference all future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus supplement and prior to the closing of the related offering made hereby. Those documents will become a part of this prospectus supplement from the date that the documents are filed with the Securities and Exchange Commission.

FORWARD-LOOKING INFORMATION

Some of the statements contained and incorporated in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to: anticipated financial performance, including anticipated operating income for the East Texas gas and oil properties and related gathering systems acquired from Wagner & Brown, Ltd. in December 2003 and the Texas properties acquired from Southern Union Company early in January 2003, a reduction in operating income and a recognition of gains from the sale of some of the assets of our production segment and a reduction in operating income from the sale of some of our midstream natural gas assets; management’s plans and objectives for future operations, including anticipated capital expenditures related to the East Texas properties acquired from Wagner & Brown, Ltd. and the Texas properties acquired from Southern Union Company and anticipated reductions in capital expenditures related to the sale of some of the assets of our production segment; expectations relating to pending or possible acquisitions and dispositions; expectations as to the dividend level on our common stock; business prospects; outcome of regulatory proceedings; market conditions; and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus supplement or the accompanying prospectus identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “projection” or “goal.”

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	risks associated with any reduction in our credit ratings;

•	the effects of weather and other natural phenomena on sales and prices;

•	competition from other energy suppliers as well as alternative forms of energy;

•	the capital intensive nature of our business;

•	further deregulation, or “unbundling,” of the natural gas business;

•	competitive changes in the natural gas gathering, transportation and storage business resulting from deregulation, or “unbundling,” of the natural gas business;

•	the profitability of assets or businesses acquired by us;

•	risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our trading partners;

•	economic climate and growth in the geographic areas in which we do business;

•	the uncertainty of estimates, including estimates for oil and gas reserves;

•	the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

•	the effects of changes in governmental policies and regulatory actions, including with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;

•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East or elsewhere;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock market returns;

•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the results of administrative proceedings and litigation involving the Oklahoma Corporation Commission, Kansas Corporation Commission, Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	the risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth or recovery in the U.S. economy or the risk of increased cost for insurance premiums, security and other items as a consequence of the September 11, 2001 terrorist attacks; and

•	the other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking information.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and our consolidated financial statements and the related notes thereto incorporated by reference herein before making a decision to invest in our common stock. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriter’s over-allotment option.

Our Company

ONEOK is a diversified energy company. We purchase, gather, process, transport, store and distribute natural gas. We drill for and produce oil and natural gas, extract, sell and market natural gas liquids and are engaged in the natural gas, crude oil, natural gas liquids and electricity marketing and trading business. We are the largest natural gas distributor in Kansas and Oklahoma and the third largest distributor in Texas, providing service as a regulated public utility to wholesale and retail customers. Our largest markets in Oklahoma are the Oklahoma City and Tulsa metropolitan areas and in Kansas are Wichita, Topeka and Johnson County (which includes Overland Park, Kansas), and our largest markets in Texas are the Austin and El Paso metropolitan areas. Our energy marketing and trading operations provide service to customers in most states.

The following chart illustrates the principal segments in which we report operations, separated into our regulated and our nonregulated operations.

Our Business Strategy

Our business strategy is focused on the maximization of shareholder value by vertically integrating our business operations across the natural gas energy chain from the wellhead to the burner tip. In order to implement this strategy, we plan to:

•	look for acquisition opportunities, when advantageous, that complement and strengthen our geographic footprint and core lines of business;

•	maximize the earnings potential of existing assets through rationalization and consolidation;

•	maintain and improve upon our financial condition while remaining committed to our practice of consistent dividend payments;

•	pursue regulatory initiatives that benefit us and our customers; and

•	trade around physical assets and minimize high-risk activities.

Recent Developments

Approval of ONG Rate Adjustment. On January 30, 2004, the Oklahoma Corporation Commission approved a plan that will allow Oklahoma Natural Gas Company (ONG), a division of ONEOK, Inc., to adjust its rates in order to recover certain costs not reflected in its current rate structure. The plan, jointly submitted by ONG, the staff of the Commission’s Public Utility Division and the Oklahoma Attorney General’s office, allows ONG additional annual revenue of $17,650,000. The agreement authorizes the new rates to be in effect for a maximum of 18 months and categorizes a portion of the total additional revenues as interim and subject to refund until a final determination in ONG’s next general rate case.

Common Stock Dividend Increase. On January 15, 2004, our board of directors declared an increase in the quarterly dividend on our common stock to $0.19 per share. The dividend is payable on February 16, 2004 to shareholders of record at the close of business on January 30, 2004. The new dividend rate represents an increase of approximately 5.5% from the quarterly dividend of $0.18 per share paid in the third quarter of 2003.

Acquisition of Wagner & Brown Assets. On December 22, 2003, we closed the purchase of approximately $240 million of East Texas gas and oil properties and related gathering systems from Wagner & Brown, Ltd. The acquisition was financed through short-term borrowings. We anticipate that capital expenditures related to the Wagner & Brown assets for 2004 will be approximately $18.7 million and operating income for the Wagner & Brown properties for 2004 will be $37.7 million.

Westar’s Ownership of ONEOK Stock and Related Transactions. On November 21, 2003, we announced that Westar had sold all of its remaining equity in the company, which included all the shares of common stock Westar owned and all of the shares of our Series D Convertible Preferred Stock, which converted to shares of common stock immediately prior to sale. In connection with this sale, the company has retired all of its Series D Convertible Preferred Stock, and all of such stock has become authorized but unissued preferred stock, undesignated as to series.

ONEOK was organized in May 1997 and acquired the gas business of Westar Energy, Inc. and its affiliates in November 1997. We are the successor to a company founded in 1906 as Oklahoma Natural Gas Company. Our principal executive offices are located at 100 West Fifth Street, Tulsa, Oklahoma 74103, telephone: (918) 588-7000.

The information above concerning us is only a summary and does not purport to be comprehensive. For additional information concerning ONEOK, you should refer the information described under the caption “Where You Can Find More Information” on page S-1 of this prospectus supplement.

The Offering

Issuer	ONEOK, Inc.

Common stock offered	6,900,000 shares

Common stock to be outstanding after this offering	102,210,187 shares[1]

NYSE symbol	OKE

Common stock price range (September 30, 2003 through February 3, 2004)	$19.49–$23.12

Dividend policy	We recently declared an increase in the quarterly dividend to our common shareholders to $0.19 per share from $0.18 per share, payable on February 16, 2004 to shareholders of record at the close of business on January 30, 2004. Based on the increased dividend level, the indicated annual dividend on our common stock is $0.76 per share of common stock. We expect to maintain that dividend level; however, the payment of dividends will be determined from time to time by our board of directors.

Use of proceeds	We estimate that the net proceeds from the sale of common stock in this offering, after deducting underwriting discounts and commissions and the estimated expenses of this offering payable by us, will be approximately $151.0 million, or $173.7 million if the underwriter exercises its over-allotment option in full to purchase additional shares of common stock. We anticipate using the net proceeds from this offering to reduce short-term debt.

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

[1]	Based on the number of shares outstanding as of January 30, 2004 and excluding shares reserved for issuance under the exercise of options granted or otherwise available pursuant to our employee or director compensation plans existing as of the date hereof.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s over-allotment option.

Our common stock includes associated rights to purchase preferred stock pursuant to our rights agreement. Each right entitles its registered holder to purchase from or exchange with us preferred or common stock pursuant to the terms of the rights agreement. You should read this prospectus supplement and the accompanying prospectus, which provide more detail about the rights, before investing in our common stock.

RISK FACTORS

Investing in the common stock involves risks, including the risks described below that are not specific to the common stock and those that could affect us and our business. You should not purchase common stock unless you understand these investment risks. Although we have tried to discuss key factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any common stock, you should carefully consider the following discussion of risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Forward-Looking Information.”

Our nonregulated businesses are riskier than our traditional regulated businesses.

Our nonregulated operations have a higher level of risk than our regulated operations, which include our traditional utility and gas transportation and storage businesses. Our operating income from our nonregulated operations has increased significantly due to acquisitions and expansion of our nonregulated businesses, and represented 67% and 64% of our total operating income for the nine months ended September 30, 2003 and 2002, respectively, and 60% and 55% of our total operating income for the years ended December 31, 2002 and 2001, respectively. We expect to continue investing in nonregulated projects, including natural gas marketing, gas production, gas processing and trading and other projects. These projects could involve risks associated with operational factors such as competition and dependence on certain suppliers and customers, and financial, economic and political factors, such as rapid and significant changes in prices of hydrocarbons and energy, the cost and availability of capital and counterparty risk, including the inability of a trading counterparty, customer or supplier to fulfill a contractual obligation.

Our regulated and nonregulated businesses are subject to market and credit risks.

We are exposed to market and credit risks in all of our operations. To minimize the risk of market price and volume fluctuations, we enter into financial derivative instrument contracts to hedge purchase and sale commitments, fuel requirements and inventories of natural gas, natural gas liquids and electricity. However, financial derivative instrument contracts do not eliminate the risks. Specifically, such risks include commodity price changes, market supply shortages, interest rate changes and counterparty default. The impact of these variables could result in our inability to fulfill contractual obligations, significantly higher energy or fuel costs relative to corresponding sales contracts or increased interest expense.

Any reduction in our credit ratings could materially and adversely affect our business, financial condition, liquidity and results of operations.

Our senior unsecured debt has been assigned a rating by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., which we refer to as “S&P,” of “A-” (stable outlook) and by Moody’s Investors Service, Inc., which we refer to as “Moody’s,” of “Baa1” (negative outlook). We will seek to maintain a solid investment grade rating through prudent capital management and financing structures. However, we cannot assure you that any of our current ratings will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. In particular, if S&P or Moody’s were to downgrade our long-term rating, particularly below investment grade, our borrowing costs would increase, which would adversely affect our financial results, and our potential pool of investors and funding sources could decrease. Further, if our short-term ratings were to fall below A-2 or P-2, the current ratings assigned by S&P and Moody’s, respectively, it could significantly limit our access to the commercial paper market. Any such downgrade of our long- or short-term ratings could increase our cost of capital and reduce the availability of capital and, thus, have a material adverse effect on our business, financial condition, liquidity and results of operations. Ratings from credit agencies are not recommendations to buy, sell or hold our securities. Each rating should be evaluated independently of any other rating.

We may not be able to successfully make additional strategic acquisitions or integrate businesses we acquire into our operations.

Our ability to successfully make strategic acquisitions and investments will depend on: (1) the extent to which acquisitions and investment opportunities become available; (2) our success in bidding for the opportunities that do become available; (3) regulatory approval, if required, of the acquisitions on favorable terms; and (4) our access to capital and the terms upon which we obtain capital. If we are unable to make strategic investments and acquisitions we may be unable to grow. Our ability to successfully integrate acquired businesses into our operations will depend on: (1) the adequacy of our implementation plans; and (2) our ability to achieve desired operating efficiencies. If we are unable to successfully integrate new businesses into our operations, we could experience increased costs and losses on our investments.

We are subject to risks associated with recent events affecting capital markets and changes in business climate, which could limit our access to capital, thereby increasing our costs and adversely affecting our results of operations.

We have grown rapidly in the last several years as a result of acquisitions, both in regulated and nonregulated businesses. Further acquisitions may require additional external capital. The September 11, 2001 attack on the United States and the ongoing war against terrorism by the United States have resulted in greater uncertainty in the financial markets. In addition, the availability and cost of capital for our business and those of our competitors has been adversely affected by the bankruptcy of Enron Corporation and disclosures by Enron and other energy companies of their trading practices involving energy products. These events have constrained and are expected to continue to constrain the capital available to our industry and could limit our access to funding for our operations. If we are not able to access capital at competitive rates, our strategy of enhancing the earnings potential of our existing assets, including through acquisitions of complementary assets or businesses, will be adversely affected. A number of other factors could adversely affect our ability to access capital, including (1) general economic conditions; (2) capital market conditions; (3) market prices for gas and other hydrocarbons; (4) the overall health of the energy and related industries; (5) our ability to maintain our investment-grade credit ratings; and (6) our capital structure. Much of our business is capital intensive, and achievement of our long-term growth targets is dependent, at least in part, upon our ability to access capital at rates and on terms we determine to be attractive. If our ability to access capital becomes significantly constrained, our interest costs will likely increase and our financial condition and future results of operations could be significantly harmed.

We are subject to risks associated with our prior sale of claims involved in the Enron bankruptcies.

Enron North America was the counterparty in certain financial instruments with one of our wholly owned subsidiaries as discussed in our Annual Report on Form 10-K for the year-ended December 31, 2001. Enron Corporation and certain of its subsidiaries, including Enron North America, filed for protection from creditors under Chapter 11 of the United States Bankruptcy Code on December 3, 2001. In 2001, we recorded a charge of $37.4 million to provide an allowance for forward financial positions and to establish an allowance for uncollectible accounts related to previously settled financial and physical positions with Enron. We then sold our claims related to the Enron Corporation and Enron North America bankruptcies to a third party for $22.1 million resulting in a gain of $14.0 million in the first quarter of 2002. The sale was subject to normal representations as to the validity, but not collectibility, of the claims and guarantees from Enron. The claims were sold on a recourse basis under some circumstances.

Recently, Enron Corporation filed several avoidance actions against many claimants in its bankruptcy proceedings to avoid liability under various guaranties of indebtedness or obligations of Enron North America. The avoidance action relating to the Enron Corporation claims we sold could potentially cause some or all of these claims related to these guaranties to be reassigned to us. If some or all of the Enron Corporation claims are reassigned, we would be required to refund some or all of the sales price of the Enron Corporation claims to the third party and would be responsible for enforcement of the claims in the Enron Corporation bankruptcy proceedings, which might result in an ultimate payment to us of less than our sales price of the Enron Corporation claims. Although it is too early to accurately evaluate the possible effect of this reassignment and the ultimate value of the claims in the Enron Corporation bankruptcy, based on current information available to us we do not expect this matter to have a material adverse effect on the company.

We are subject to comprehensive energy regulation by governmental agencies and the recovery of our costs is dependent on regulatory action.

We are subject to comprehensive regulation by several federal, state and municipal utility regulatory agencies, which significantly influences our operating environment and our ability to recover our costs from utility customers. The utility regulatory authorities in Kansas, Oklahoma and Texas regulate many aspects of our utility operations, including customer service and the rates that we can charge customers. Federal, state and local agencies also have jurisdiction over many of our other activities, including regulation by the Federal Energy Regulatory Commission of our storage and interstate pipeline assets. The profitability of our regulated operations is dependent on our ability to pass costs related to providing energy and other commodities through to our customers. The current regulatory environment applicable to our regulated businesses could impair our ability to recover costs historically absorbed by our customers.

In this regard, we recorded a $34.6 million charge against earnings in the fourth quarter of 2001 as a result of the Oklahoma Corporation Commission’s issuance of an order denying our Oklahoma Natural Gas utility division the right to collect $34.6 million in gas procurement costs incurred during the 2000-2001 winter season. A joint stipulation approved by the Oklahoma Corporation Commission on May 16, 2002 allowed the recovery of $14.2 million in gas costs written off in the fourth quarter of 2001. In October 2003, Oklahoma Natural Gas filed an application with the Oklahoma Corporation Commission requesting that we be allowed to recover costs incurred since 2000 when we assumed responsibility for our customer’s service lines and enhanced our efforts to protect pipelines from corrosion. Oklahoma Natural Gas also sought to recover costs related to our investment in gas in storage and rising levels of fuel-related bad debts. The application sought a total of $24 million in additional annual revenue. At a hearing on January 7, 2004, Oklahoma Natural Gas, the Oklahoma Corporation Commission Staff and the Oklahoma Attorney General presented a stipulated agreement to the Oklahoma Corporation Commission for approval. The stipulation provides for an annual revenue increase in the amount of $17,650,000, which shall be in effect for a period of 18 months or until an order is issued in our next rate proceeding, whichever is earlier. Oklahoma Natural Gas has committed to filing a rate case application no later than January 31, 2005. The amount of the annual revenue increase to be considered interim and subject to refund in the next rate proceeding is $10,700,000. The stipulation also provides that Oklahoma Natural Gas shall be allowed to defer as regulatory assets the costs it has and will incur in connection with its homeland security measures. An order approving the stipulation was signed January 30, 2004.

Our Kansas Gas Service utility division’s rate moratorium expired in November 2002. On January 31, 2003, Kansas Gas Service filed a rate case to increase annual rates by $76 million. On September 17, 2003, the Kansas Corporation Commission issued an order approving a $45 million rate increase for our distribution customers in Kansas pursuant to a stipulated settlement agreement with Kansas Gas Service.

We are unable to predict the impact on our operating results from the future regulatory activities of these agencies. Changes in regulations or the imposition of additional regulations could have an adverse impact on our business, financial condition and results of operations.

We are subject to the impact of recent accounting pronouncements, which could have a material impact on our financial condition and results of operations.

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.” This interpretation addresses the method of evaluating a business enterprise in order to determine whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, whether it should consolidate the entity. Application of FIN 46 is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities (commonly referred to as “special-purpose entities”) for periods ending after December 15, 2003. Application by public entities for all other types of entities is required in financial statements for periods ending after March 15, 2004. Any changes to our accounting for existing variable interest entities as a result of the adoption of the provisions of FIN 46 will be reported as a cumulative effect of a change in accounting principle on January 1, 2004. The Company has not yet determined the impact of FIN 46.

Increased competition could have a significant adverse financial impact on us.

Although there are no major distributors marketing natural gas sales service in our service area, marketing firms do arrange direct purchase contracts between large users in our service area and producers outside our area, taking advantage of the open-access status of the pipeline systems that we use to transport natural gas to our customers. In addition, we may face competition from natural gas distribution operations that may enter the market in the future. Our ability to compete also depends upon general market conditions, which may change. Demand for natural gas is primarily a function of customer usage rates, weather, production volumes, economic conditions, competing distribution operations, prices for competing products and price for service.

Furthermore, retail competition and the unbundling of regulated energy and gas service could have a significant financial impact on us and our subsidiaries due to an impairment of assets, a loss of retail customers, lower profit margins or increased costs of capital. The total impact of restructuring may have a significant financial impact on our financial position, results of operations and cash flows. We cannot predict when we will be subject to changes in legislation or regulation, nor can we predict the impact of these changes on our financial position, results of operations or cash flows. Although we believe that the prices our utility operations charge for gas and the quality and reliability of their service currently place them in a position to compete effectively in the energy market, there can be no assurances that this will be true in the future.

The impact of these variables in conjunction with regulatory constraints on the components of our capital structure could also result in our inability to access capital funding sources adequate to finance our capital expenditure and nonregulated investment plan.

Our business could be adversely affected by strikes or work stoppages by our unionized employees.

As of January 27, 2004, approximately 825 of our 4,323 employees were represented by labor unions under collective bargaining agreements. We are involved periodically in discussions with labor unions representing some of our employees to negotiate or renegotiate labor agreements. We cannot predict the results of these negotiations, including whether any failure to reach new agreements will have a negative effect on our business, financial condition and results of operations or whether we will be able to reach agreement at all with the unions. Any failure to reach agreement on new labor contracts might result in a work stoppage. Any future work stoppage could, depending on the operations and the length of the work stoppage, have a material adverse effect on our business, financial condition and results of operations.

Recent events that are beyond our control have increased the level of public and regulatory scrutiny of our industry. Governmental and market reactions to these events may have negative effects on our business, financial condition and access to capital.

As a result of the energy crisis in California during the summer of 2001, the recent volatility of natural gas prices in North America, the bankruptcy filing by Enron Corporation, recently discovered accounting irregularities at public companies in general and energy companies in particular and investigations by governmental authorities into energy trading activities, companies in the regulated and unregulated utility business have been under a generally increased amount of public and regulatory scrutiny and suspicion.

In addition, recently discovered accounting irregularities at public companies in general have caused regulators and legislators to review current accounting practices, financial disclosures and companies’ relationships with their independent auditors. The capital markets and ratings agencies also have increased their level of scrutiny. We believe that we are complying with all applicable laws and accounting standards, but it is difficult or impossible to predict or control what effect these types of events may have on our business, financial condition or access to the capital markets.

In the light of these events, Congress passed the Sarbanes-Oxley Act of 2002. It is unclear what additional laws or regulations may develop, and we cannot predict the ultimate impact of any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or our operations specifically. Any new accounting standards could affect the way we are required to record revenues, expenses, assets and liabilities. These changes in accounting standards could have a negative effect on reported earnings or increase liabilities that could, in turn, adversely affect our reported results of operations.

We do not fully hedge against price changes in commodities. This could result in increased costs, thereby resulting in lower margins and adversely affecting our results of operations.

We enter into contracts to purchase and sell natural gas. We attempt to manage our exposure by establishing risk limits and entering into contracts to offset some of our positions (i.e., to hedge our exposure to demand, market effects of weather and other changes in commodity prices). However, we cannot always hedge the entire exposure of our operations from commodity price volatility. To the extent we do not hedge against commodity price volatility or our hedges are not effective, our results of operations and financial position may be diminished.

We are subject to environmental regulations that could be difficult and costly to comply with.

We are subject to multiple environmental laws and regulations affecting many aspects of our present and future operations, including air emissions, water quality, wastewater discharges, solid wastes and hazardous material and substance management. These laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits, inspections and other approvals. Failure to comply with these laws, regulations, permits and licenses may expose us to fines, penalties and/or interruptions in our operations that could be material to our results of operations. If an accidental leak or spill of hazardous materials occurs from our lines or facilities, in the process of transporting natural gas, or at any facilities that we own, operate or otherwise use, we could be held jointly and severally liable for all resulting liabilities, including investigation and clean up costs, which could materially affect our results, operations and cash flow. In addition, emission controls required under the Federal Clean Air Act and other similar federal and state laws could require unexpected capital expenditures at our facilities. We cannot assure you that existing environmental regulations will not be revised or that new regulations will not be adopted or become applicable to us. Revised or additional regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from our customers, could have a material adverse effect on our business, financial condition and results of operations.

We own or retain legal responsibility for the environmental conditions at 12 former manufactured gas sites in Kansas. These sites may contain potentially harmful materials that are subject to control or remediation under various environmental laws and regulations. A consent agreement with the Kansas Department of Health and Environment (KDHE) presently governs all work at these sites. The terms of the consent agreement allow us to investigate these sites and set remediation priorities based upon the results of the investigations and risk analysis. We have commenced or have completed active remediation on three sites and assessment at the remaining sites, and have achieved regulatory closure at two of these locations. We have not completed a comprehensive study of the remaining nine sites and therefore cannot accurately estimate individual or aggregate costs to satisfy our remedial obligations. Through September 30, 2003, the costs of the investigations and risk analysis related to these manufactured gas sites have been immaterial.

Our preliminary review of similar cleanup efforts at former manufactured gas sites reveals that costs can range from $100,000 to $10 million per site. These estimates do not give effect to potential insurance recoveries, recoveries through rates or from unaffiliated parties, to which we may be entitled. At this time, we are not recovering any environmental amounts in rates. We have completed remediation consistent with the consent decree at the Parsons and Leavenworth sites and have commenced remediation at the Kansas City site. Costs to date relating to these three sites have not been material to our financial condition or results of operations. We expect total remedial costs for each of the remaining sites to exceed $250,000, but we cannot assure you that costs to investigate and remediate the remaining sites will not be significantly higher. To the extent that actual remediation costs are not recovered, the costs could be material to our results of operations and cash flows depending on the remediation done and number of years over which the remediation is completed.

In January 2001, the Yaggy gas storage facility’s operating parameters were changed as mandated by the KDHE following natural gas explosions and eruptions of natural gas geysers in or near Hutchison, Kansas. In July 2002, the KDHE issued an administrative order that assessed an $180,000 civil penalty against us, based on alleged violations of several KDHE regulations. A status conference was held on June 27, 2003 regarding progress toward reaching an agreed upon consent order. The matter was continued pending further settlement negotiations. We believe there are no adverse long-term environmental effects.

Two class action lawsuits have been filed against us in connection with the natural gas explosions and eruptions of natural gas geysers that occurred at and in the vicinity of the Yaggy facility. These class action lawsuits claim that the explosions were caused by the releases of natural gas from our operations. In addition to the two pending class action matters, sixteen additional lawsuits have been filed against us or our subsidiaries seeking recovery for various claims related to the Yaggy incident, including property damage, personal injury, loss of business and, in some instances, punitive damages. Although no assurances can be given, we believe that the ultimate resolution of these matters will not have a material adverse effect on our financial position or results of operations. We are vigorously defending all claims in these cases and believe that our insurance coverage will provide coverage for any material liability associated with these cases.

Future sales of our common stock or the perception that those sales might occur may cause our stock price to decline.

If our shareholders sell substantial amounts of our common stock in the public market following this offering or the market perceives that those sales might occur, the market price of our common stock could decline. These sales might also make it more difficult for us to sell additional equity securities at a time and price that we deem appropriate. Based on outstanding shares as of January 30, 2004, upon completion of this offering, we will have 102,210,187 shares of common stock outstanding.

We and our officers and directors have agreed that, subject to limited exceptions, including those described under the caption “Underwriting,” for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc., the underwriter in this offering, dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock. However, the underwriter, in its sole discretion, may release any of the securities subject to lock-up agreements at any time and without notice.

USE OF PROCEEDS

Our net proceeds from the sale of common stock in this offering, after deducting the estimated expenses of this offering payable by us, will be approximately $151.0 million, or $173.7 million if the underwriter exercises its over-allotment option in full to purchase additional shares of common stock.

We will use the proceeds of the offering to repay short-term debt having a maturity of 30 days or less and a weighted average interest rate of approximately 1.17%.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is currently listed on the NYSE under the symbol “OKE.” The following table sets forth the high and low closing prices for transactions involving our common stock for each calendar quarter, as reported on the NYSE Composite Tape, and related dividends paid per common share during such periods.

	High	Low	Dividend
2004:
First Quarter (through February 3, 2004)	$23.12	$21.74	$—
2003:
Fourth Quarter	$22.22	$19.49	$0.18
Third Quarter	$21.68	$19.05	$0.17
Second Quarter	$20.95	$18.45	$0.17
First Quarter	$19.96	$16.44	$0.17
2002:
Fourth Quarter	$19.57	$17.42	$0.155
Third Quarter	$21.65	$15.21	$0.155
Second Quarter	$22.77	$20.09	$0.155
First Quarter	$20.92	$16.68	$0.155

On February 3, 2004, the last reported sale price of our common stock on the NYSE was $22.45 per share.

Dividends on our common stock are paid as declared by ONEOK’s board of directors. On January 15, 2004 our board of directors declared an increase in the quarterly dividend on our common stock to $0.19 per share. The dividend is payable on February 16, 2004 to shareholders of record as of the close of business January 30, 2004. On September 18, 2003, our board of directors declared a dividend of $0.18 per share, which was paid on November 14, 2003 to shareholders of record as of October 31, 2003. On January 23, 2003, our board of directors declared a dividend of $0.17 per share to be paid to shareholders of record as of February 3, 2003. Dividends are typically paid on or about the 15th of February, May, August and November. Dividends can be paid by check or electronic deposit, or can be reinvested.

Future dividends will depend on future earnings, which, in large part, are dependent upon our cash position, financial condition and other factors. At the increased common stock dividend rate described above, after giving effect to the issuance of the shares of common stock offered hereby, our quarterly dividend payments on our outstanding common stock would be approximately $19.4 million.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock purchased pursuant to this offering by holders that are non-U.S. holders, as we define that term below. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, administrative pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect. No ruling from the Internal Revenue Service (the “IRS”) has been requested with respect to any of the tax consequences discussed in this prospectus supplement and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

This discussion is limited to holders that will hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all aspects of taxation that may be relevant to particular non-U.S. holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules, such as banks, insurance companies, tax-exempt entities, financial institutions, broker-dealers, persons holding our common stock as part of a hedging or conversion transaction or as part of a “straddle,” or United States expatriates. In addition, this discussion specifically does not address the United States federal income and estate tax rules applicable to partnerships or entities treated as partnerships for United States federal tax purposes or to any persons who hold our common stock through entities treated as partnerships for United States federal tax purposes. Finally, this discussion does not address any state, local or foreign tax considerations.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR ABOUT THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is an individual, a partnership, a corporation, an estate or trust other than a U.S. person. A “U.S. person” is:

•	an individual who is a citizen or resident alien individual of the United States for United States federal income tax purposes;

•	a corporation or partnership (or entity treated as a corporation or partnership for United States federal tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, the administration of which is subject to the primary supervision of a United States court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust with a valid election in effect under applicable Treasury regulations to be treated as a “U.S. person.”

Dividends

Dividends paid to non-U.S. holders of our common stock generally will be subject to United States federal withholding tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty generally will be required to provide a properly executed IRS Form W-8BEN and satisfy certain certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States, are generally not subject to the

United States federal withholding tax, but instead are subject to United States federal income tax on a net income basis in the manner applicable to a U.S. person at the tax rates applicable to dividends. Certain certification and other requirements must be satisfied in order for effectively connected dividends to be exempt from the 30% United States federal withholding tax described above. In addition, dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty.

A non-U.S. holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements. However,

•	in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to the partners of the partnership and the partnership will be required to provide certain information;

•	in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust” or “foreign grantor trust” as defined in the U.S. Treasury regulations; and

•	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its own tax advisor regarding its status under these U.S. Treasury regulations and the certification requirements applicable to it.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the U.S. Internal Revenue Service.

Gain on Sale or Other Disposition

A non-U.S. holder generally will not be subject to United States federal income tax, including by way of withholding, on gain recognized on a sale or other disposition of our common stock unless any one of the following is true:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and if, an income tax treaty applies, is attributable, to a United States permanent establishment maintained by such non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the sale, exchange or other disposition and certain other requirements are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the period during which you have held our common stock or the five-year period ending on the date you dispose of our common stock.

Non-U.S. holders who are subject to United States federal income tax because the gain is effectively connected with a trade or business in the United States (and if an income tax treaty applies, is attributable to a permanent establishment maintained in the United States) will be subject to United States federal income tax on the net gain derived from the sale or other disposition at applicable graduated tax rates. Individual non-U.S. holders who are subject to United States federal income tax because the holder was present in the United States for 183 days or more during the year of sale or other disposition will be subject to a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by applicable United States losses from the disposition of other capital assets during the year.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We have not determined if we are, or have been in the past five years, a United States real property holding corporation. If we were determined to be a United States real property holding corporation, a non-U.S. holder still would not be subject to United States federal income tax on gain from the disposal of our common stock if our common stock is considered to be “regularly traded on an established securities market” for United States federal income tax purposes and such non-U.S. holder does not own, actually or constructively, at any time within the shorter of the two periods described above, more than 5% of our common stock. However, no assurance can be given that our common stock will be considered “regularly traded on an established securities market” when a non-U.S. Holder sells its shares of common stock. If any gain is taxable because we are or were a United States real property holding corporation, the buyer of our common stock will be required to withhold a tax equal to 10% of the amount realized on the sale.

United States Federal Estate Taxes

Our common stock owned or treated as owned by an individual who at the time of death is a non-U.S. holder will be included in his or her estate for United States federal estate tax purposes and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

A non-U.S. holder may have to comply with specific certification procedures to establish that the holder is not a U.S. person as described above in order to avoid backup withholding tax at a current rate of 28% with respect to our payments of dividends on our common stock. Under Treasury regulations, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to that non-U.S. holder and the tax withheld with respect to those dividends. This information reporting requirement applies even if withholding was not required because the dividends were effectively connected dividends or withholding was reduced or eliminated by an applicable tax treaty. Pursuant to an applicable tax treaty, that information may also be made available to the tax authorities in the country in which the non-U.S. holder resides.

The payment of the proceeds of the sale or other disposition of common stock by a non-U.S. holder to or through the United States office of a broker generally will be reported to the IRS and reduced by backup withholding (at a current rate of 28%) unless the non-U.S. holder either certifies its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption and the broker does not have actual knowledge to the contrary. The payment of the proceeds on the sale or other disposition of common stock by a non-U.S. holder to or through a non-United States office of a non-U.S. broker generally will not be reduced by backup withholding or reported to the IRS. However, U.S. information reporting, but not backup withholding, will generally apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock through a non-U.S. office of a broker that:

•	is a U.S. Person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. tax purposes; or

•	is a foreign partnership, if at any time during its tax year:

•	one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

•	the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. holder’s United States federal income tax liability if certain required information is furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Citigroup Global Markets Inc. (the “Underwriter”). Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement (the “Underwriting Agreement”), the Underwriter has agreed to purchase, and we have agreed to sell to it, 6,900,000 shares of our common stock.

The Underwriting Agreement provides that the obligations of the Underwriter to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The Underwriter is obligated to purchase all the shares, other than those covered by the over-allotment option described below.

Over-Allotment Option

If the Underwriter sells more shares than the total number set forth above, the Underwriter has an option to buy at the offering price, less the discount and commissions to the Underwriter, up to an additional 1,035,000 shares from us to cover these sales. It may exercise that option within 30 days from the date of this prospectus supplement.

Commissions and Discounts

The underwriter initially will offer shares to the public at the offering price specified on the cover page of this prospectus supplement. If all the shares are not sold at the offering price, the Underwriter may change the offering price and the other selling terms. The common stock is offered subject to a number of conditions, including:

•	receipt and acceptance of our common stock by the Underwriter; and

•	the right to reject orders in whole or in part.

The following table shows the per share and total underwriting discounts and commissions to be paid to the Underwriter assuming both no exercise and full exercise of the Underwriter’s option to purchase additional shares.

	Paid by ONEOK
	No Exercise	Full Exercise
Per share	$0.07	$0.07
Total	$483,000	$555,450

In addition to the underwriting discount, the underwriter will receive a commission from investors in the amount of $0.05 for each share of common stock sold to those investors in this offering.

No Sales of Similar Securities

We have agreed, with exceptions, not to sell or transfer any of our common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of Citigroup Global Markets Inc. Specifically, we have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 relating to, any shares of our common stock or securities convertible into or exchangeable for any shares of our common stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.

This agreement does not apply to (1) issuances pursuant to employee or director compensation plans existing on the date hereof, including issuances pursuant to the exercise of stock options currently outstanding, (2) grants of employee stock options pursuant to the terms of a plan currently in effect, (3) issuances pursuant to the exercise of those stock options, (4) the filing of registration statements on Form S-8 and amendments thereto in connection with those stock options or employee stock purchase plans currently in place, (5) issuances pursuant to direct stock purchase or dividend reinvestment plans currently in place, and (6) issuances of shares or options in acquisitions in which the acquiror of those shares of options agrees to the foregoing restrictions.

Members of our board of directors and our executive officers have agreed under lock-up agreements that, without the prior written consent of Citigroup Global Markets Inc., they will not offer, sell or otherwise dispose of any shares of our capital stock or any securities that may be converted into or exchanged for any shares of our capital stock for a period ending 90 days after the date of this prospectus supplement.

Citigroup Global Markets Inc. in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Indemnification

We will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect of those liabilities.

Stock Exchange Listing

Our common stock is listed and traded on the NYSE under the symbol “OKE.” The shares of common stock offered hereby will also be listed on the NYSE.

Price Stabilization and Short Positions

In connection with this offering, the Underwriter may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress.

These stabilizing transactions may include making short sales of the common stock, which involves the sale by the Underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the Underwriter’s over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount.

The Underwriter may close out any covered short position either by exercising its over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the Underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the Underwriter may purchase shares through the over-allotment option.

A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering. To the extent that the Underwriter creates a naked short position, it will purchase shares in the open market to cover the position. The Underwriter may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

As a result of these activities, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the Underwriter commences these activities, it may discontinue them at any time. The Underwriter may carry out these transactions on the NYSE, in the over-the-counter-market or otherwise.

Neither we nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Sales to United Kingdom Persons

The Underwriter represents and agrees that it has not offered or sold and, prior to the expiration of the period of six months from the closing date for the issue of the common stock, will not offer or sell any common stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995; it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any common stock in circumstances under which section 21(1) of the FSMA does not apply to ONEOK; and it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom.

Other Relationships

The Underwriter or its affiliates has from time to time provided investment banking, financial advisory and lending or other commercial banking services to us and our affiliates in the ordinary course of business for which it has received customary fees. The Underwriter and its affiliates may from time to time engage in future transactions with us and our affiliates and provide services to us and our affiliates in the ordinary course of its businesses.

Electronic Delivery

In connection with this offering, the Underwriter or securities dealers may distribute prospectuses electronically.

LEGAL MATTERS

Various legal matters, including the validity of the common stock offered by this prospectus supplement, will be passed on for ONEOK by Gable & Gotwals, Tulsa, Oklahoma. Certain other legal matters will be passed on for ONEOK by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Various legal matters relating to the offering will be passed on for the Underwriter by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP will pass only on questions of New York and federal law.

$1,000,000,000

ONEOK, Inc.

Debt Securities, Common Stock,

Purchase Contracts, Purchase Contract Units,

Preferred Stock and Junior Subordinated Debentures

ONEOK Capital Trust I

ONEOK Capital Trust II

Trust Preferred Securities

Guaranteed as set forth herein by

ONEOK, Inc.

ONEOK may offer from time to time in one or more issuances, (1) one or more series of debt securities, which may be senior or subordinated notes or debentures, or other senior or subordinated evidences of indebtedness, and which may include terms permitting or requiring holders to convert or exchange their debt securities for common stock, preferred stock or other securities, (2) shares of our common stock, (3) purchase contracts, (4) purchase contract units that consist of (a) a purchase contract and (b) senior or subordinated debt securities, junior subordinated debentures, preferred stock or trust preferred securities, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract, (5) shares of our preferred stock, which may include terms permitting or requiring holders to convert or exchange their preferred stock for common stock or other securities, and (6) junior subordinated debentures. ONEOK Capital Trust I and ONEOK Capital Trust II, which are Delaware statutory trusts, may offer from time to time trust preferred securities guaranteed by ONEOK to the extent set forth in this prospectus. The aggregate initial offering price of the securities that are offered will not exceed $1,000,000,000. We will offer the securities in an amount and on terms to be determined by market conditions at the time of the offering.

We will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and each related supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange under the symbol “OKE”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 15, 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Using this shelf process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you a prospectus supplement or a pricing supplement that will contain information about the specific terms of that particular offering. The prospectus supplement or pricing supplement may also add, update, supplement or change information contained in this prospectus. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part and our other filings with the Securities and Exchange Commission. You also should read this prospectus and any prospectus supplement or pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•	“ONEOK,” “we,” “our,” “us,” or similar references mean ONEOK, Inc. and its subsidiaries, predecessors and acquired businesses;

•	“Westar” mean, collectively, Westar Energy, Inc. and Westar Industries, Inc.;

•	“common stock” mean our common stock, par value $0.01 per share;

•	“Series D Convertible Preferred Stock” means our $0.925 Series D Non-Cumulative Convertible Preferred Stock;

•	“securities” mean the debt securities, common stock, purchase contracts, purchase contract units, preferred stock, guarantees, junior subordinated debentures and trust preferred securities described in this prospectus;

•	“preferred securities” means trust preferred securities; and

•	share information are adjusted for our June 11, 2001 two-for-one stock split.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy any materials we file with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operations of the Securities and Exchange Commission Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a Web site that contains information we file electronically with the Securities and Exchange Commission, which you can access over the Internet at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange (NYSE: OKE), and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits. You may refer to the registration statement and the exhibits for more information about us and our securities. The registration statement and the exhibits are available at the Securities and Exchange Commission’s Public Reference Room or through its Web site.

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information subsequently incorporated by reference. We incorporate by reference the documents listed below.

•	our annual report on Form 10-K for the year ended December 31, 2002;

•	our current reports on Form 8-K dated January 6, 2003 (two reports), January 9, 2003, January 14, 2003 (two reports), January 17, 2003, January 23, 2003, January 31, 2003, February 3, 2003, February 5, 2003, February 6, 2003, February 25, 2003, February 28, 2003, and March 3, 2003;

•	the description of our common stock contained in our Form 8-A registration statement filed with the Securities and Exchange Commission on November 21, 1997, including any amendment or report filed for the purpose of updating that description; and

•	the description of our preferred share purchase rights contained in our Form 8-A registration statement, as amended, filed with the Securities and Exchange Commission on February 6, 2003, including any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Attention: Chief Financial Officer

Telephone: (918) 588-7000

We also incorporate by reference all future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the closing of the related offering made hereby. Those documents will become a part of this prospectus from the date that the documents are filed with the Securities and Exchange Commission.

You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or soliciting an offer to buy, securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, the applicable prospectus supplement or any applicable pricing supplement is accurate only as of the date of the documents containing the information, regardless of the time of its delivery or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING INFORMATION

Some of the statements contained and incorporated in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this prospectus or the accompanying prospectus supplement identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “believe,” “projection” or “goal.”

You should not place undue reliance on the forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the “Risk Factors” listed in our current report on Form 8-K dated January 14, 2003 and the following:

•	risks associated with any reduction in our credit ratings;

•	the effects of weather and other natural phenomena on sales and prices;

•	competition from other energy suppliers as well as alternative forms of energy;

•	the capital intensive nature of our business;

•	competitive changes in the natural gas gathering, transportation and storage business resulting from deregulation, or “unbundling,” of the natural gas business;

•	further deregulation, or “unbundling,” of the natural gas business;

•	the profitability of assets or businesses acquired by us;

•	risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our trading partners;

•	economic climate and growth in the geographic areas in which we do business;

•	the uncertainty of gas and oil reserve estimates;

•	the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;

•	the effects of changes in governmental policies and regulatory actions, including with respect to income taxes, environmental compliance, authorized rates and recovery of gas costs;

•	the impact of recently issued and future accounting pronouncements and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political dynamics in the Middle East or elsewhere;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock market returns;

•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the results of administrative proceedings and litigation involving the Oklahoma Corporation Commission, Kansas Corporation Commission, Texas regulatory authorities or any other local, state or federal regulatory body;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•	actions taken by Westar with respect to its investment in ONEOK, including, without limitation, the effect of a sale of our shares of common stock and preferred stock beneficially owned by Westar;

•	the risk of a significant slowdown in growth or decline in the U.S. economy, the risk of delay in growth or recovery in the U.S. economy or the risk of increased cost for insurance premiums, security and other items as a consequence of the September 11, 2001 or other terrorist attacks; and

•	the other risks and other factors listed in the reports we have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. We have no obligation and make no undertaking to update publicly or revise any forward-looking information.

ABOUT ONEOK

ONEOK is a diversified energy company. We purchase, gather, process, transport, store and distribute natural gas. We drill for and produce oil and natural gas, extract, sell and market natural gas liquids and are engaged in the natural gas, crude oil and natural gas liquids marketing and trading business. We are the largest natural gas distributor in Kansas and Oklahoma, providing service as a regulated public utility to wholesale and retail customers. Our largest markets in Oklahoma are the Oklahoma City and Tulsa metropolitan areas and in Kansas are Wichita, Topeka and Johnson County, which includes Overland Park, Kansas. In addition, as a result of the completion of our recent acquisition of the Texas assets of Southern Union Company, we are now the third largest natural gas distributor in Texas. Our largest markets in Texas are the Austin and El Paso metropolitan areas. We also own and operate an electric generating plant and engage in wholesale marketing of electricity. Our energy marketing and trading operations provide service throughout the United States.

ABOUT THE ONEOK TRUSTS

ONEOK Capital Trust I and ONEOK Capital Trust II (the “ONEOK Trusts” or the “trusts”) are identical Delaware statutory trusts formed to raise capital for us by issuing trust preferred securities under this prospectus and a prospectus supplement, and investing the proceeds in junior subordinated debentures issued by us. We will directly or indirectly own all of the common securities of the trusts. The common securities will rank equally with, and the trusts will make payments on the common securities in proportion to, the trust preferred securities, except that if an event of default occurs under the declaration of trust of the trusts, our rights, as holder of the common securities, to payments will be subordinated to your rights as holder of the trust preferred securities. We will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to three percent of the total capital of the trusts.

As holder of the common securities of the trusts, we are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of our trusts provided that the number of trustees shall be at least two. The business and affairs of each trust will be conducted by the trustees we appoint. The trustees’ duties and obligations under each trust are governed by the declaration of trust. Prior to the issuance of any trust preferred securities, we will ensure that one trustee of the trust is a financial institution, will not be an affiliate of ours and will act as property trustee and indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one trustee of the trust will have its principal place of business or reside in the State of Delaware.

We will pay all of each trust’s fees and expenses, including those relating to any offer of trust preferred securities. In addition, we will enter into a guarantee with respect to each series of trust preferred securities under which we will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds immediately available to make those payments but has not made them.

The trusts are special purpose entities, have no operating history or independent operations and are not engaged in and do not propose to engage in any activity other than holding our junior subordinated debentures as trust assets and issuing the trust preferred securities. Further, 100% of the outstanding voting securities of the trusts are or will be owned by us, and the trust preferred securities guarantee that we will issue in connection with any issuance of trust preferred securities by the trusts, together with our obligations under the junior subordinated debentures and related agreements and instruments, will in effect constitute a full and unconditional guarantee by us, on a subordinated basis, of payments due on the trust preferred securities. Accordingly, pursuant to Rule 3-10(b) of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, no separate financial statements for the trusts have been included or incorporated by reference in the registration statement and, pursuant to Rule 12h-5 under the Securities Exchange Act of 1934, the trusts will not be subject to the information reporting requirements of the Securities Exchange Act of 1934.

Reference is made to the prospectus supplement relating to the trust preferred securities of each trust for further information concerning that trust.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, ONEOK will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in marketable securities or apply them to the reduction of short-term indebtedness. Unless we inform you otherwise in the prospectus supplement, the ONEOK Trusts will use the net proceeds from the sale of the trust preferred securities to purchase junior subordinated debentures of ONEOK, which will in turn use the proceeds from the issuance of the junior subordinated debentures for the purposes stated above.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods shown is as follows:

For the years ended December 31,			For the years ended August 31,
2002	2001	2000	1999	1998
3.24x	1.74x	2.80x	3.89x	5.28x

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income from continuing operations before cumulative effect of a change in accounting principle plus fixed charges and income taxes, less undistributed income for equity investees. “Fixed charges” consists of interest charges, the amortization of debt discounts and issue costs and the representative interest portion of operating leases.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our ratio of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods shown is as follows:

For the years ended December 31,			For the years ended August 31,
2002	2001	2000	1999	1998
2.12x	1.24x	1.88x	1.85x	2.42x

For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividend requirements, “earnings” consists of income from continuing operations before cumulative effect of a change in accounting principle plus fixed charges and income taxes, less undistributed income for equity investees. “Fixed charges” consists of interest charges, the amortization of debt discounts and issue costs and the representative interest portion of operating leases. “Preferred dividend requirements” consists of the pre-tax preferred dividend requirement.

TRANSACTION AGREEMENT WITH WESTAR

The Offering and The Repurchase

On January 9, 2003, we entered into a Transaction Agreement with Westar pursuant to which we agreed to use commercially reasonable efforts to effect an offering of our common stock and other securities, as we determined, prior to February 28, 2003 if permitted by capital market conditions, as determined by us in our sole discretion. On January 28, 2003, we satisfied our obligation by making concurrent public offerings of 12,000,000 million shares of our common stock at a public offering price of $17.19 per share and 14,000,000 of our 8.50% Equity Units, each with a stated value of $25 per unit. Upon exercise of the underwriters’ over-allotment options on January 30, 2003 and February 7, 2003, respectively, we issued an additional 2,100,000 of our 8.5% Equity Units and an additional 1,800,000 shares of our common stock on the same terms as the original offerings. On February 5, 2003 we used $300 million to repurchase shares of our Series A Convertible Preferred Stock held by Westar. The price paid for each share of our Series A Convertible Preferred Stock in the repurchase was $17.19 per share less the per share costs covered by Westar’s share of the expenses of the offerings. Simultaneously with the repurchase, we modified the terms of the remaining shares of our Series A Convertible Preferred Stock by exchanging newly issued shares of our Series D Convertible Preferred Stock for all the shares of Series A Convertible Preferred Stock held by Westar that we did not repurchase.

On January 9, 2003, we also entered into a shareholder agreement and a registration rights agreement with Westar. These agreements became effective on February 5, 2003 and replaced the prior shareholder agreement and the prior registration rights agreement with Westar. See “Description of Capital Stock—Shareholder Agreement” and “Description of Capital Stock—Registration Rights Agreement.”

Westar Lock-ups

Westar agreed that, other than the repurchase, it would not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any transaction described in clause (i) or (ii) is to be settled for delivery of common stock or other securities, in cash or otherwise for a period beginning on January 9, 2003 and ending on August 4, 2003 (the 180th day from the closing of the repurchase and exchange). Westar also agreed not to engage in various transactions involving our securities pursuant to the Registration Rights Agreement, dated January 9, 2003 between Westar and us which is described under “Description of Capital Stock—Registration Rights Agreement.”

Shelf Registration for Westar

We agreed to file a registration statement on Form S-3 by April 6, 2003 in order to register for resale all of the shares of our common stock and our Series D Convertible Preferred Stock held by Westar as well as all of the shares of our common stock issuable upon conversion of those shares of our Series D Convertible Preferred Stock. We plan to satisfy that obligation by filing a registration statement on Form S-3 for Westar by April 6, 2003 in addition to the registration statement of which this prospectus forms a part. We agreed to use commercially reasonable efforts to have the Westar resale shelf registration statement declared effective as promptly as practicable after filing and to use commercially reasonable efforts to maintain the effectiveness of that shelf registration statement. In connection with the filing of the Westar resale shelf registration statement, we agreed to use commercially reasonable efforts to cause our shares of Series D Convertible Preferred Stock, if permitted by New York Stock Exchange rules, and the shares of common stock issuable upon conversion of our Series D Convertible Preferred Stock, to be listed on the New York Stock Exchange prior to any sale, transfer or conversion of the shares of our Series D Convertible Preferred Stock held by Westar.

DESCRIPTION OF DEBT SECURITIES

The following description states the general terms and provisions of our debt securities. In this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we will issue under an Indenture that we entered into with SunTrust Bank, as trustee, on December 28, 2001 for the issuance of senior debt or an Indenture to be entered into with SunTrust Bank, as trustee, for the issuance of subordinated debt. In this section, references to “Indenture” are to either of our indentures, as applicable. Each prospectus supplement that we provide when we offer debt securities will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise specified in this prospectus, the term “debt securities” includes senior debt securities and subordinated debt securities and the descriptions of the debt securities describe both the senior debt securities and the subordinated debt securities unless otherwise specified in this prospectus or any prospectus supplement.

We have summarized the material terms and provisions of the Indenture in this section. The summary is not complete. We have filed the form of the Indenture as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of Indenture for additional information before you buy any debt securities. The Indenture is qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities described in the applicable prospectus supplement or supplements and pricing supplement or supplements. Capitalized terms used but not defined in this summary have the meanings specified in the Indenture.

Debt securities issued under the Indenture will be issued as part of a series that has been established pursuant to a supplemental indenture or other corporate action designating the specific terms of the series of debt securities. A prospectus supplement will describe these terms and will include, among other things, the following:

•	the title of the debt securities of the particular series and whether the debt securities will be senior debt securities or subordinated debt securities;

•	the total principal amount of those debt securities and the percentage of their principal amount at which we will issue those debt securities;

•	the date or dates on which the principal of those debt securities will be payable;

•	the interest rate, the method for determining the interest rate (if the interest rate is variable), the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	the place or places where payments on those debt securities will be made, where holders may surrender their debt securities for transfer or exchange and where to serve notices or demands;

•	any provisions for optional redemption or early repayment;

•	any provisions that would obligate us to redeem, purchase or repay those debt securities;

•	any provisions for conversion or exchange of the debt securities;

•	whether payments on the debt securities of the particular series will be payable by reference to any index, formula or other method;

•	any deletions from, changes of or additions to the events of default or covenants described in this prospectus;

•	the portion of the principal amount of those debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of all or any portion of those debt securities, any additional conditions or limitations to defeasance of those debt securities or any changes to those conditions or limitations;

•	any provisions granting special rights to holders of the debt securities of the particular series upon the occurrence of events identified in the prospectus supplement;

•	if other than the trustee, the designation of any paying agent or security registrar for those debt securities and the designation of any transfer or other agents or depositories for those debt securities;

•	whether we will issue the debt securities of the particular series in individual certificates to each holder or in the form of temporary or permanent global securities that a depository will hold on behalf of holders;

•	the denominations in which we will issue the debt securities of the particular series or in which they may be owned, if other than $1,000 or any integral multiple of $1,000;

•	whether and in what circumstances any additional amounts may be payable on those debt securities to foreign holders; and

•	any other terms or conditions that are consistent with the Indenture, which may include the applicability of or change in the subordination provisions of the indenture or providing collateral, security, assurance or guarantee for a series of debt securities.

We may sell the debt securities at a discount (which may be substantial) below their stated principal amount. These discounted debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

Restrictive Covenants

We have agreed to two principal restrictions on our activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply to a series of debt securities (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “—Glossary.” In this description of the covenants only, all references to “us” or “we” mean ONEOK and our principal subsidiaries, unless the context clearly indicates otherwise. Our principal subsidiaries are those that own or lease a Principal Property.

Other than the restrictions on Liens and Sale/Leaseback transactions described below, the Indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of any debt securities in the event we participate in a highly leveraged transaction. The Indenture and the debt securities also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of change-in-control, recapitalization or similar restructuring or otherwise or upon a decline in our credit rating.

For these purposes, “debt” includes all notes, bonds, debentures or similar evidences of obligations for borrowed money.

Limitation on Liens

We have agreed that we will issue, assume or guarantee debt for borrowed money secured by any Lien upon a Principal Property or shares of stock or debt of any principal subsidiary only if we secure the debt securities equally and ratably with or prior to the debt secured by that Lien. If we secure the debt securities in this manner, we have the option to secure any of our other debt or obligations equally and ratably with or prior to the debt secured by the Lien and, accordingly, equally and ratably with the debt securities. This covenant has exceptions that permit:

•	Liens that exist on the date we first issue a series of debt securities under the Indenture;

•	Liens on any Principal Property or shares of stock or debt of any entity that constitutes a principal subsidiary existing at the time we merge or consolidate with that entity or acquire its property or at the time the entity becomes a principal subsidiary;

•	Liens on any Principal Property existing at the time we acquire that Principal Property so long as the Lien does not extend to any of our other Principal Property;

•	Liens on any Principal Property, and any Lien on the shares of stock of any principal subsidiary formed for the purpose of acquiring that Principal Property, either:

•	securing all or part of the cost of acquiring, constructing, improving, developing or expanding the Principal Property that was incurred before, at or within 12 months after the latest of the acquisition or completion of the assets or their commencing commercial operation; or

•	securing debt to finance the purchase price of the Principal Property or the cost of constructing, improving, developing or expanding the assets that was incurred before, at or within 12 months after the latest of the acquisition or completion of the assets or their commencing commercial operation;

•	Liens on any Principal Property or shares of stock or debt of any principal subsidiary to secure debt owed to us;

•	Liens securing industrial development, pollution control or other revenue bonds of a government entity;

•	Liens arising in connection with a project financed with, and securing, Non-Recourse Indebtedness;

•	statutory or other Liens arising in the ordinary course of business and relating to amounts that are not delinquent or remain payable without penalty or that we are contesting in good faith;

•	Liens (other than Liens imposed by the Employee Retirement Income Security Act of 1974) on our property incurred or required in connection with workmen’s compensation, unemployment insurance and other social security legislation;

•	Liens securing taxes that remain payable without penalty or that we are contesting in good faith if we believe we have adequate reserves for the taxes in question;

•	rights that any governmental entity may have to purchase or order the sale of any of our property upon payment of reasonable compensation;

•	rights that any governmental entity may have to terminate any of our franchises, licenses or other rights or to regulate our property and business;

•	Liens that we do not assume or on which we do not customarily pay interest and that exist on real estate or other rights we acquire for sub-station, measuring station, regulating station, gas purification station, compressor station, transmission line, distribution line or right-of-way purposes;

•	easements or reservations in our property for roads, pipelines, gas transmission and distribution lines, electric light and power transmission and distribution lines, water mains and other similar purposes and zoning ordinances, regulations and restrictions that do not impair the use of the property in the operation of our business; and

•	any extensions, renewals, substitutions or replacements of the above-described Liens or any debt secured by these Liens if both:

•	the amount of debt secured by the new Lien and not otherwise permitted does not exceed the principal amount of debt so secured at the time of the renewal or refunding; and

•	the new Lien is limited to the property (plus any improvements) secured by the original Lien.

In addition, our subordinated debt securities will also include an exception for Liens securing only senior debt.

In addition, without securing the debt securities as described above, we may issue, assume or guarantee debt that the Lien covenant would otherwise restrict in a total principal amount that, when added to all of our other outstanding debt that the Lien covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a “basket” equal to 15% of Consolidated Net Tangible Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which we have purchased property or retired debt as described below under “—Limitation on Sale/Leaseback Transactions.”

Limitation on Sale/Leaseback Transactions

We have agreed that we will enter into a Sale/Leaseback Transaction only if at least one of the following applies:

•	we could incur debt secured by a Lien on the Principal Property that is the subject of that Sale/Leaseback Transaction;

•	the Attributable Debt subject to that Sale/Leaseback Transaction would be in an amount permitted under the “basket” described above under “—Limitation on Liens”;

•	the proceeds of that Sale/Leaseback Transaction are used for our business and operations; or

•	within the period ending 12 months after the closing of the Sale/Leaseback Transaction, we apply the net proceeds of the Sale/Leaseback Transaction to the voluntary retirement of any debt securities issued under the Indenture or Funded Indebtedness (other than Funded Indebtedness that we hold or that is subordinate in right of payment to any debt securities issued under the Indenture).

Glossary

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by that Person under the lease during the remaining term thereof (excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents), discounted from the respective due dates thereof at the weighted average of the rates of interest (or yield to maturity, in the case of debt securities originally sold at a discount) borne by the debt securities then outstanding under the Indenture, compounded annually.

“Consolidated Net Tangible Assets” means (1) the total amount of assets (less applicable reserves and other properly deductible items) that under generally accepted accounting principles, or GAAP, would be included on a consolidated balance sheet of ours and our subsidiaries after deducting therefrom (A) all current liabilities, provided, however, that there will not be deducted billings recorded as revenues deferred pending the outcome of rate proceedings (less applicable income taxes thereon), if and to the extent the obligation to refund the same has not been finally determined, (B) appropriate allowance for minority interests in common stocks of subsidiaries and (C) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on the consolidated balance sheet, less (2) the amount which would be so included on the consolidated balance sheet for investments (less applicable reserves) made in subsidiaries.

“Funded Indebtedness” as applied to any Person, means all debt of that Person maturing after, or renewable or extendible at that Person’s option beyond, 12 months from the date of determination.

“Lien” means any lien, mortgage, pledge, encumbrance, charge or security interest securing debt; provided, however, that the following types of transactions will not be considered for purposes of this definition to result in a Lien: (1) any acquisition by us of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas or any other mineral in place or the proceeds thereof, (2) any conveyance or assignment whereby we convey or assign to any Person or Persons an interest in oil, gas or any other mineral in place or the proceeds thereof, (3) any Lien upon any property or assets either owned or leased by us or in which we own an interest that secures for the benefit of the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the property or assets (or property or assets with which it is unitized) the payment to that Person or Persons of our proportionate part of the development or operating expenses or (4) any hedging arrangements entered into in the ordinary course of business, including any obligation to deliver any mineral, commodity or asset in connection with the arrangement.

“Non-Recourse Indebtedness” means, at any time, debt incurred after the date of the Indenture by us in connection with the acquisition of property or assets by us or the financing of the construction of or improvements on property, whenever acquired, provided that, under the terms of that debt and pursuant to applicable law, the recourse at that time and thereafter of the lenders with respect to the debt is limited to the property or assets so acquired, or the construction or improvements, including debt as to which a performance or completion guarantee or similar undertaking was initially applicable to the debt or the related property or assets if the guarantee or similar undertaking has been satisfied and is no longer in effect.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any property located in the United States, except any property that in the opinion of our board of directors is not of material importance to the total business conducted by us and our consolidated subsidiaries.

“Sale/Leaseback Transaction” means any arrangement with any Person pursuant to which we lease any Principal Property that has been or is to be sold or transferred by us to that Person, other than (1) a lease for a term, including renewals at the option of the lessee, of not more than three years or classified as an operating lease under GAAP, (2) leases between us and one of our principal subsidiaries or between principal subsidiaries, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of the Principal Property and (4) the ground lease for ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103.

Consolidation, Merger and Sale of Assets

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the sale by us of all or substantially all of our assets. We have agreed, unless we inform you otherwise in the prospectus supplement, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	immediately after giving effect to the transaction, no default or event of default under the Indenture would have occurred and be continuing or would result from the transaction;

•	we are the continuing corporation or, if we are not the continuing corporation, the resulting entity is organized and existing under the laws of any United States jurisdiction and assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the Indenture and those debt securities; and

•	we provide the trustee with a certificate and a legal opinion, each stating that the Indenture permits the transaction.

If we engage in any of these transactions that result in any Principal Property or shares of stock or debt of any principal subsidiary becoming subject to any Lien and unless we are otherwise able to create that Lien, the Indenture provides that the debt securities (so long as those debt securities are entitled to the protection of the “Limitation on Liens” covenant) will be secured to at least the same extent as the debt that would become secured by the Lien as a result of the transaction.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default for a series of debt securities:

•	our failure to pay interest on that series of debt securities for 30 days after it becomes due and payable;

•	our failure to pay principal of or any premium on that series of debt securities when due;

•	our failure to comply with any of our covenants or agreements for that series of debt securities or in the Indenture (other than an agreement or covenant that we have included in the Indenture solely for the benefit of less than all series of debt securities) for 60 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities affected by that failure provide written notice to us;

•	the default under any agreement under which we or any subsidiary that owns or leases Principal Property have at the time outstanding debt in excess of $15,000,000 in the case of senior debt securities, or $100,000,000 in the case of subordinated debt securities and, if that debt has not already matured, it has been accelerated and the acceleration is not rescinded within 30 days after we receive notice from the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series so long as, prior to the entry of judgment in favor of the trustee for payment of the debt securities of that series, we do not cure the default, or the default under the agreement has not been waived;

•	various events involving our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of a series of debt securities of any default or event of default (except in any payment on that series of debt securities) if the trustee considers it in the interest of the holders of that series of debt securities to do so.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities affected, voting as one class) may require us to pay on an accelerated basis the principal of and all accrued and unpaid interest on those debt securities. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all debt securities affected, voting as one class) may in some cases rescind this accelerated payment requirement.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

The holders of a majority in principal amount of debt securities of any series have the right to waive past defaults under the Indenture that relate to that series except for a default in the payment on the debt securities or a provision that can only, under the Indenture, be modified or amended if all holders that are affected consent.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; and

•	exercising any trust or power conferred on the trustee.

The Indenture requires us to file each year with the trustee a written statement as to our compliance with the covenants contained in the Indenture.

Modification and Waiver

We may amend or supplement the Indenture if the holders of a majority in principal amount of the outstanding debt securities of all series that the amendment or supplement affects (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the principal of the debt security or change its stated maturity;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on the debt security;

•	impair the holder’s right to convert or exchange any debt security;

•	reduce the percentage of principal amount of debt securities whose holders must consent to an amendment to or supplement of the Indenture;

•	reduce the percentage of principal amount of debt securities necessary to waive compliance with some of the provisions of the Indenture; or

•	modify provisions relating to amendment or waiver, except to increase percentages or to provide that other provisions of the Indenture cannot be amended or waived without the consent of each holder affected.

We may amend or supplement the Indenture or waive any provision of it without the consent of any holders of debt securities in various circumstances, including:

•	to provide for the assumption of our obligations under the Indenture and the debt securities by a successor;

•	to add covenants that would benefit the holders of any debt securities or to surrender any of our rights or powers;

•	to provide for the issuance of additional securities, including debt securities of a particular series, under the Indenture;

•	to add events of default;

•	to provide any security for or guarantees of any series of debt securities;

•	to provide for the form or terms of any series of debt securities;

•	to appoint a successor trustee or to provide for the administration of the trusts under the Indenture by more than one trustee;

•	to cure any ambiguity, omission, defect or inconsistency that does not adversely affect the interests of the holders of outstanding debt securities of any series;

•	to make any change to the extent necessary to permit or facilitate defeasance or discharge of any series of debt securities that does not adversely affect the interests of the holders of outstanding debt securities of any series; or

•	to make any change that does not affect the rights of any holder.

The holders of a majority in principal amount of the outstanding debt securities may waive our obligations to comply with various covenants, including those relating to:

•	our obligation to secure the debt securities in the event of mergers, consolidations and sales of assets;

•	corporate existence; and

•	the restrictions on Liens and Sale/Leaseback Transactions.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture. If we deposit with the trustee funds or government securities the maturing principal and interest of which is sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	“legal defeasance,” which means that we will be discharged from our obligations with respect to the debt securities of that series; or

•	“covenant defeasance,” which means that we will no longer have any obligation to comply with the restrictive covenants under the Indenture and any other restrictive covenants that apply to that series of the debt securities, and the related events of default will no longer apply to us.

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the Indenture, except for our obligations to pay additional amounts, if any, to provide temporary debt securities, to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities or to maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Subordination

The Indenture provides that one or more series of debt securities may be subordinate and subject in right of payment to the prior payment in full of all of our senior indebtedness. The following provisions will apply to the subordinated debt securities unless otherwise specified in the prospectus supplement:

Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of subordinated debt securities, if any, the payment of principal, any premium and interest on the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the senior indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances include the following circumstances:

•	we make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshalling of our assets for the benefit of our creditors;

•	we file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur; and

•	the maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under “—Events of Default.”

In addition, we are generally not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our senior indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of senior indebtedness to accelerate the maturity of the senior indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the senior indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent a holder of senior indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of our company that is owed a specific amount but who owns neither our senior indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of senior indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of senior indebtedness we are permitted to have and we may in the future incur additional senior indebtedness.

“Senior Indebtedness“ is defined in the subordinated indenture to mean, with respect to us,

(i)	the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii)	all our capital lease, purchase money and similar obligations;

(iii)	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv)	all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

(v)	all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi)	all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii)	all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii)	all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us);

(ix)	any other indebtedness or obligations other than those which are specifically deemed not Senior Indebtedness pursuant to the next sentence; and

(x)	all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (ix) above.

whether incurred on or prior to the date of the Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any Additional Junior Indebtedness, (2) debt securities issued pursuant to the subordinated indenture and guarantees in respect of such debt securities, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to debt securities issued pursuant to the subordinated indenture), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to debt securities issued pursuant to the subordinated indenture. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

“Additional Junior Indebtedness” is defined in the subordinated indenture to mean, without duplication and other than the subordinated debt securities, any of our indebtedness, liabilities, guarantees or obligations or any subsidiary of ours, under debt securities (or guarantees in respect of debt securities, preferred securities or trust securities) initially issued after the date of the subordinated indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of ours or any subsidiary of ours in connection with the issuance by that entity of preferred securities or other securities that are issued on a pari passu basis with the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Satisfaction and Discharge

The Indenture will cease to be of further effect and will be deemed to have been satisfied and discharged with respect to a particular series of debt securities, when the following conditions have been satisfied:

•	all debt securities of that series have been delivered to the trustee for cancellation, or all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year, and we:

•	irrevocably deposit with the trustee, in trust, funds sufficient to pay and discharge the entire indebtedness on the senior debt securities of that series that had not been previously delivered for cancellation, for principal (and premium, if any) and interest, if any, to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable under the Indenture or have made arrangements for any such payments satisfactory to the payee; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

Governing Law

New York law governs the Indenture and the debt securities.

Trustee

The Indenture contains limitations on the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on property received for those claims, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Holders may exchange debt securities of any series for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the Indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security either:

•	during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of that notice; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee. At our option, however, we may make payments by check mailed to the holder’s registered address or, for global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, we will designate the trustee as our paying agent for payments on debt securities issued under the Indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money they are holding for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue a total of 400,000,000 shares of all classes of stock. Of those authorized shares, 300,000,000 are shares of common stock, par value $0.01 per share, 74,815,366 shares of which were outstanding as of March 24, 2003, and 100,000,000 are shares of preferred stock, par value $0.01 per share. Of the preferred stock, there are 20,000,000 shares designated as Series A Convertible Preferred Stock, none of which was outstanding as of March 24, 2003, 30,000,000 shares designated as Series B Convertible Preferred Stock, none of which was outstanding on March 24, 2003, 1,000,000 shares designated as Series C Participating Preferred Stock, none of which was outstanding on March 24, 2003 and 21,815,386 shares designated as Series D Convertible Preferred Stock, all of which were outstanding on March 24, 2003, and all of which are convertible at the holder’s option into common stock subject to various conditions. In addition, there were 16,100,000 of our 8.5% Equity Units outstanding on March 24, 2003.

The additional shares of our authorized stock available for issuance might be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the shareholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying shareholders the potential to sell their shares at a premium and entrenching current management.

As further described above under the caption “Transaction Agreement with Westar,” we agreed to file a registration statement on Form S-3 by April 6, 2003 in order to register for resale all of the shares of our common stock and our Series D Convertible Preferred Stock held by Westar as well as all of the shares of our common stock issuable upon conversion of those shares of our Series D Convertible Preferred Stock.

The following description is a summary of the material provisions of our capital stock and various provisions of our certificate of incorporation and by-laws. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and by-laws included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of March 24, 2003, there were approximately 13,087 holders of record. The issued and outstanding shares of common stock are validly issued, fully paid and non-assessable. Subject to any preferential rights of any prior ranking class or series of capital stock, including the preferred stock, holders of shares of common stock are entitled to receive dividends on that stock, payable either in cash, property or shares out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in our assets legally available for distribution to our shareholders in the event of liquidation, dissolution or winding-up. Subject to various exceptions, we will not be able to pay any dividend or make any distribution of assets on shares of our common stock until we pay dividends on any shares of preferred stock then outstanding with dividend or distribution rights senior to our common stock. Dividends on our Series D Convertible Preferred Stock are not cumulative to the extent not paid in full on each dividend payment date.

Holders of our common stock are entitled to one vote per share on all matters voted on by our shareholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that holders of more than one-half of the outstanding shares of our voting securities will be able to elect all of the directors then standing for election and holders of the remaining shares will not be able to elect any director. Westar may designate one director pursuant to the Shareholder Agreement, dated January 9, 2003, between Westar and us. See “Description of Capital Stock—Shareholder Agreement—Board Representation.”

Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our by-laws.

Holders of our common stock will have no conversion, sinking fund or redemption rights.

Some provisions of the Oklahoma General Corporation Act, our certificate of incorporation and our by-laws may discriminate against holders of a substantial amount of the shares of our common stock. See “—Oklahoma Law” and “—Certificate of Incorporation and By-laws.” Similarly, some provisions of our certificate of incorporation and our by-laws may have the effect of delaying, deferring or preventing a change-in-control with respect to an extraordinary corporate transaction, such as a merger, reorganization, tender offer, sale or transfer of substantially all of our assets.

Amended and Restated Rights Agreement

Under Oklahoma law, every corporation may create and issue rights entitling the holders of those rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of the shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation or issuance of those rights.

On February 5, 2003, we entered into an Amended and Restated Rights Agreement, which amended and restated our prior rights agreement in its entirety. As with most rights agreements, the terms of our Amended and Restated Rights Agreement are complex and not easily summarized, particularly as they relate to the acquisition of our common stock and to exercisability.

Our Amended and Restated Rights Agreement provides that each share of our common stock outstanding as of November 26, 1997 and issued between that date and a date determined pursuant to the Amended and Restated Rights Agreement, will have one right to purchase one one-hundredth of a share of preferred stock, designated as Series C Participating Preferred Stock, attached to it, at a purchase price of $40 per one one-hundredth of a share of preferred stock, subject to adjustment, as described below.

Initially, the rights under our Amended and Restated Rights Agreement are attached to outstanding certificates representing our common stock and no separate certificates representing the rights will be distributed. The rights will separate from our common stock and be represented by separate certificates on the earlier of the first date someone acquires beneficial ownership (as defined in the Amended and Restated Rights Agreement) of 15% or more of our outstanding common stock, subject to various exceptions, or approximately 10 days after someone commences or indicates an intent to commence a tender offer or exchange offer for 15% or more of our outstanding common stock. The person or group that acquires or indicates an intent to acquire stock as described in the immediately preceding sentence is referred to as an acquiring person.

Our Amended and Restated Rights Agreement specifically excludes as an acquiring person, among others, Westar, but only with respect to shares of our common stock (including shares of our common stock issuable upon conversion of our Series D Convertible Preferred Stock) beneficially owned by it as of the date of the Amended and Restated Rights Agreement, less any shares transferred to third parties thereafter.

All shares of our common stock issued prior to the date the rights separate from the common stock will be issued with the rights attached. The rights are not exercisable until the date the rights separate from the common stock. The rights will expire on February 5, 2013, unless we redeem or exchange them at an earlier time or upon the consummation of specified transactions.

If a person or group becomes an acquiring person, then each right not owned by that acquiring person or its affiliates, associates or transferees, will entitle its holder to purchase, within specified time periods and at the right’s then current purchase price, shares of our common stock (or, in limited circumstances, one one-hundredths of a share of Series C preferred stock) as equals the result obtained by:

•	multiplying the then current purchase price by the then number of one one-hundredths of a share of our preferred stock for which a right was exercisable immediately prior to the first occurrence of a person or group becoming an acquiring person; and

•	dividing that product by 50% of the then current per share market price of our common stock on the date of the first occurrence.

If, after a person or group becomes an acquiring person, and:

•	we are involved in a merger or consolidation with an interested shareholder or with any other person in a case where all holders of our common stock are not treated alike; or

•	we sell or transfer more than 50% of our assets or earning power to an interested shareholder or other person or, to any other person in a case where all holders of our common stock are not treated alike, each right entitles the holder to purchase, at the right’s then current purchase price, shares of common stock of the acquiring company as equal the result obtained by:

•	multiplying the then current purchase price by the number of one one-hundredths of a share of our preferred stock for which a right is then exercisable; and

•	dividing the product by 50% of the then current per share market price of the common stock of the acquiring company.

We may, at our option, at any time after any person becomes an acquiring person, exchange all or part of the then outstanding and exercisable rights for our common stock (or shares of our other equity securities, including one one-hundredths of a share of preferred stock, with equivalent rights and privileges as our common stock) at an exchange ratio of one share of our common stock per right, subject to adjustment, until the time that any person, together with its affiliates and associates, has become the beneficial owner of 50% or more of our outstanding common stock.

Our board of directors may, at its option, redeem all of the outstanding rights under our Amended and Restated Rights Agreement prior to the earlier of (1) the time that an acquiring person obtains 15% or more of our outstanding common stock or (2) the final expiration date of the rights. The redemption price under our Amended and Restated Rights Agreement is $0.005 per right, subject to adjustment. The right to exercise the rights will terminate upon the action of our board ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.

Holders of rights have no rights as our shareholders, including the right to vote or receive dividends, simply by virtue of holding the rights.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock, in one or more series or classes, and to fix for each series or class the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or redemption, as are permitted by Oklahoma law and as are stated in the resolution or resolutions adopted by the board providing for the issuance of shares of that series or class.

One series of preferred stock, designated Series D Convertible Preferred Stock, is outstanding. In addition, our board has authorized series designated as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, and has authorized a series designated as Series C Participating Preferred Stock which relates to our Amended and Restated Rights Agreement. The following is a description of our Series D Convertible

Preferred Stock. The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and the certificate of amendment relating to each series of the preferred stock which have been filed with respect to each previously designated series described above and which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of any other particular series of preferred stock.

Series D Convertible Preferred Stock

Designation and Amount.    There are 21,815,386 shares of Series D Convertible Preferred Stock authorized. All authorized shares of Series D Convertible Preferred Stock are currently outstanding, are held by Westar and are fully paid and nonassessable.

Rank.    With respect to dividend rights and distribution of assets upon liquidation, dissolution or winding up of affairs, the Series D Convertible Preferred Stock ranks senior to shares of our common stock, or any class of our equity securities that by its terms is junior to the Series D Convertible Preferred Stock, and will not rank junior with respect to any class or series of preferred stock that we may issue, unless the holders of 66-2/3% of the outstanding shares of the Series D Convertible Preferred Stock consent to the creation of the class or any security convertible into shares of that class or series. We have agreed not to create, authorize or reclassify any authorized stock into any class of capital stock ranking prior to the Series D Convertible Preferred Stock.

Dividends.    We will pay or declare preferential cash dividends quarterly on each share of Series D Convertible Preferred Stock but those dividends are not cumulative to the extent they are not paid on any dividend payment date. If we do not pay dividends on the Series D Convertible Preferred Stock on the dividend payment date for any dividend period, dividends will not be subsequently paid for that dividend period.

Holders of the shares of our Series D Convertible Preferred Stock are entitled to receive, when and if declared by our board of directors, quarterly cash dividends in an amount per share equal to $0.23125.

Liquidation Preference.    The liquidation preference per share of Series D Convertible Preferred Stock will be equal to that payable per share of our common stock, as adjusted appropriately to reflect any stock split or similar events, assuming the conversion of all outstanding shares of Series D Convertible Preferred Stock immediately prior to the event triggering the liquidation preference, plus any dividends then due with respect to the Series D Convertible Preferred Stock.

Neither our merger or consolidation into or with one or more other corporations, nor the voluntary sale, conveyance, exchange or transfer of all or substantially all of our property or assets will be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of triggering a liquidation preference, unless that voluntary sale, conveyance, exchange or transfer is in connection with a dissolution or winding up of our business.

Redemption.    We have the option to redeem all or a portion of the Series D Convertible Preferred Stock on or after August 1, 2006 at $20.00 per share if the closing price of our common stock has exceeded $25.00 for 30 consecutive trading days at any time prior to the date that we provide notice of our intention to redeem all or a portion of the Series D Convertible Preferred Stock.

Conversion Rights.    The Series D Convertible Preferred Stock is convertible at any time, at the holder’s option, except as otherwise provided below. Each share of Series D Convertible Preferred Stock is convertible into one share of our common stock, as adjusted appropriately to reflect any stock split, stock dividend, reserve stock split, or the issuance of rights or warrants, provided that Westar may only convert the shares of Series D Convertible Preferred Stock held by it if the aggregate of the regular dividends for the most recently completed fiscal year prior to conversion that would have been payable on all the shares of common stock issuable upon conversion of one share of Series D Convertible Preferred Stock is greater than $0.925 and such conversion would not subject us or our affiliates or Westar to the Public Utility Holding Company Act of 1935. In addition, Westar may generally convert any shares of our Series D Convertible Preferred Stock held by it into shares of common stock in connection with transfers made in compliance with the Shareholder Agreement.

We have agreed that we will have at all times reserved and kept available, out of our authorized and unissued stock, shares of our common stock in an amount sufficient for the conversion of all shares of Series D Convertible Preferred Stock then outstanding.

Voting Rights.    Holders of shares of Series D Convertible Preferred Stock will be entitled to vote together with holders of shares of our common stock, as a single class, with respect to:

•	any proposed amendment to our certificate of incorporation or by-laws that would reasonably have the effect of modifying in any way the amendment by which we opted out of Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes, which relates to control share acquisitions, or would reasonably cause us to become subject to:

•	the control share acquisition statute; or

•	any other provisions that are substantially similar to the control share acquisition statute;

•	any proposal relating to the amendment by which we opted out of Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes; and

•	any transaction or series of transactions that, if consummated, would constitute a change-in-control.

With respect to those matters, each share of Series D Convertible Preferred Stock will carry a number of votes equal to the number of votes carried by the number of shares of our common stock issuable upon conversion of one share of Series D Convertible Preferred Stock.

Holders of Series D Convertible Preferred Stock will not be entitled to vote in any election of directors to our board or on any matter submitted to our shareholders other than the foregoing and other than as required by law.

Potential Anti-Takeover Effect.    The issuance of our common stock into which the Series D Convertible Preferred Stock is convertible or exchangeable, together with the provisions of the Shareholder Agreement that we entered into with Westar that are described below, may have anti-takeover implications. The combined effect of these issuances and the Shareholder Agreement may be to discourage or render more difficult a merger, tender offer or proxy contest involving us, or to deter a third party from seeking to acquire control of us.

Series C Participating Preferred Stock

In connection with our Amended and Restated Rights Agreement, our board of directors established a series of preferred stock, designated as Series C Participating Preferred Stock. Holders of the Series C Participating Preferred Stock are entitled to receive, when, as and if declared by our board of directors, in preference to the holders of our common stock, quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or those other dates as our board of directors deems appropriate, in an amount per share equal to the greater of $1 or subject to adjustment, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in our common stock, payable on our common stock. The Series C Participating Preferred Stock dividends are cumulative but do not bear interest. Shares of Series C Participating Preferred Stock are not redeemable. Subject to adjustment, each share of Series C Participating Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of our shareholders and, during a certain dividend default period, holders of the Series C Participating Preferred Stock have other special voting rights. If we liquidate, dissolve or wind up our affairs, holders of Series C Participating Preferred Stock are entitled to priority over the holders of shares of our common stock or other junior ranking stock. See “Description of Capital Stock—Amended and Restated Rights Agreement.”

8.50% Equity Units

In January 2003, we conducted a public offering of 16,100,000 of our 8.50% Equity Units. Each Equity Unit has a stated amount of $25 and consists of a purchase contract issued by us and, initially, $25 principal amount of our senior notes due February 16, 2008, referred to as a Corporate Unit.

Purchase Contract

The purchase contract obligates holders to purchase from us, no later than February 16, 2006, for a price of $25 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•	if the average closing price of our common stock over the 20-trading day period ending on the third trading day prior to February 16, 2006 equals or exceeds $20.63, 1.2119 shares of our common stock;

•	if the average closing price of our common stock over the same period is less than $20.63 but greater than $17.19, a number of shares of our common stock having a value, based on the 20-trading day average closing price, equal to $25; and

•	if the average closing price of our common stock over the same period is less than or equal to $17.19, 1.4543 shares of our common stock.

The holders of the 8.50% Equity Units can settle a purchase contract at any time prior to the fifth business day immediately preceding February 16, 2006 by paying $25 cash in return for 1.2119 shares of our common stock.

Payments

We pay holders of our 8.50% Equity Units quarterly contract adjustment payments at a rate of 4.5% per year of the stated amount of $25 per Equity Unit, or $1.125 per year. In addition, the senior notes initially bear interest at a rate of 4.0% per year, payable quarterly.

Remarketing

A remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding November 16, 2005, referred to as the initial remarketing date. In order to successfully remarket the senior notes, the remarketing agent may reset the interest rate on the senior notes. The reset interest rate will be the interest rate determined by the remarketing agent as the rate the senior notes should bear in order for the senior notes comprising a part of the Corporate Units to have an approximate market value on the remarketing date of 100.50% of the purchase price of the portfolio of U.S. Treasury securities (discussed below), in the case of a remarketing prior to the final remarketing date (discussed below), or 100.50% of the aggregate principal amount of the senior notes, in the case of the final remarketing date. The interest rate on the senior notes will not be reset if there is not a successful remarketing.

If the remarketing of the senior notes on the initial remarketing date is not successful or does not occur because a condition precedent is not satisfied, the remarketing agent will use its reasonable efforts to remarket the senior notes on the third business day immediately preceding February 16, 2006, referred to as the final remarketing date.

If there is a successful remarketing prior to the third business day immediately preceding February 16, 2006, or if a redemption occurs prior to February 16, 2006, the senior notes comprising a part of the Corporate Units will be replaced by a portfolio of 2.5% undivided beneficial interests in zero-coupon U.S. Treasury securities, each with a principal amount of $1,000, that mature on February 15, 2006, referred to as U.S. Treasury securities.

If the senior notes have not been successfully remarketed on or prior to the final remarketing date, the interest rate on the senior notes will not be reset and holders of all senior notes will have the right to put the senior notes to us on February 16, 2006 at a put price equal to $25 per senior note, plus accrued and unpaid interest.

A holder of a senior note that is part of a Corporate Unit will be deemed to have automatically exercised this put right unless, prior to the second business day immediately preceding February 16, 2006, such holder provides a written notice of an intention to settle the related purchase contract with separate cash and on or prior to the business day immediately preceding February 16, 2006 delivers to the collateral agent $25 in cash. Unless a Corporate Unit holder has settled the related purchase contracts with separate cash on or prior to February 16, 2006, $25 of the put price will be delivered to the collateral agent, who will apply such amount in satisfaction of such Corporate Unit holder’s obligations under the related purchase contract on February 16, 2006. Any remaining amount of the put price following satisfaction of the purchase contract will be paid to such Corporate Unit holder.

Redemption

The senior notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a specified tax event or an accounting event at any time prior to the earlier of the date of a successful remarketing and February 16, 2006. Following any such redemption of the senior notes, the redemption price for the senior notes that are a component of Corporate Units will be paid to the collateral agent who will purchase the U.S. Treasury securities portfolio and remit any remaining proceeds to the holders. Thereafter, the applicable ownership interest in the U.S. Treasury securities portfolio will replace the senior notes as a component of the Corporate Units and will be pledged to us through the collateral agent. Holders of senior notes that are not a component of Corporate Units will receive the redemption price paid in such special event redemption.

Creation of Treasury Units and Corporate Units

Holders can create Treasury Units from Corporate Units by substituting U.S. Treasury securities for the senior notes or their applicable ownership interest in the U.S. Treasury securities portfolio comprising a part of the Corporate Units, and holders can recreate Corporate Units by substituting senior notes or their applicable ownership interest in the U.S. Treasury securities portfolio for the U.S. Treasury securities comprising a part of the Treasury Units. The senior notes or, if substituted for the senior notes, the U.S. Treasury securities or a holder’s applicable ownership interest in the portfolio of U.S. Treasury securities, as the case may be, will be pledged to us to secure the holder’s obligation under the related purchase contract.

Preemptive Rights

No holder of any shares of any class of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities, convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

Shareholder Agreement

On January 9, 2003, we entered into a Shareholder Agreement with Westar.

Standstill

The Shareholder Agreement provides, among other things, that Westar is prohibited from taking various actions, including, without limitation:

•	the acquisition of any of our securities;

•	the deposit of our equity securities in a voting trust or subjecting of those equity securities to any similar arrangement or proxy with respect to the voting of those equity securities;

•	the commencement of a merger, acquisition or other business combination transaction relating to us; and

•	engagement in any other action, either alone or in concert with others, to seek to control or influence our management, board of directors or policies.

Restrictions on transfer

During the term of the Shareholder Agreement, Westar is prohibited, without our prior written consent, from transferring any of our equity securities except:

•	transfers of equity securities representing voting power of less than 5%, provided that the transferee does not have a voting ownership percentage of more than 5% immediately prior to the transfer;

•	in a bona fide underwritten public offering pursuant to the Registration Rights Agreement;

•	pursuant to a pro rata distribution to the shareholders of Westar; and

•	transfers to affiliates, provided that the party to whom the equity securities are transferred agrees to be bound by the terms of the Shareholder Agreement.

In addition, in the event that a third party commences a tender offer and our Amended and Restated Rights Agreement is inapplicable to that tender offer, Westar may tender a proportionate amount of our equity securities held by it into that tender offer.

Voting

During the term of the Shareholder Agreement, Westar has agreed to vote all voting securities that it owns as follows:

•	with respect to the election of directors, in favor of the election of all candidates for director nominated by our board of directors;

•	with respect to any proposal initiated by any of our shareholders relating to the redemption of the rights issued pursuant to the rights agreement or any modification of the rights agreement (other than nonbinding precatory resolutions), in accordance with the recommendation of our board;

•	with respect to any proposed amendment to our certificate of incorporation or by-laws that would reasonably have the effect of modifying in any way the amendment to our certificate of incorporation, which we refer to as the “opt out amendment,” by which we opted out of Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes, which relates to control share acquisitions, or would reasonably cause us to become subject to the control share acquisition statute or any other provisions that are substantially similar to the control share acquisition statute, Westar has the right to abstain or vote against such amendment;

•	with respect to any transaction or series of transactions constituting a change-in-control, in its sole discretion; and

•

with respect to all other matters, in its sole discretion those shares of common stock owned by Westar that were not acquired as a result of the conversion of shares of our Series D Convertible Preferred

Stock, and must vote all other voting securities held by Westar in the same proportion as all voting securities voted on the matter are voted by our other shareholders.

Board Representation

Westar is entitled to designate one director to our board of directors, but it has not done so as of the date of this prospectus. Westar’s designee does not have the right to sit on any committee of our board of directors.

Term

The Shareholder Agreement will terminate if, among other things, the ownership of our common stock by Westar, its affiliates or any members of a group of persons that includes Westar or any of its affiliates which would be required under Section 13(d) of the Securities Exchange Act of 1934 to file a statement on Schedule 13D (assuming, for this purpose, the conversion of the Series D Convertible Preferred Stock into common stock) falls below 10% of all common stock issued and outstanding (again, assuming the conversion of the Series D Convertible Preferred Stock); however, in the event that the Shareholder Agreement is terminated for that reason, the standstill provisions described above will remain in effect until November 26, 2012.

Registration Rights Agreement

On January 9, 2003, we entered into a Registration Rights Agreement with Westar.

If at any time we propose to make an underwritten public offering of our common stock, Westar is entitled to notice of the registration and to include shares in the offering, provided the shares held by Westar can be limited or excluded if, in the underwriters’ opinion, the inclusion of the shares of common stock held by Westar create a substantial risk that the price per share of common stock that we will derive from the sale will be materially and adversely affected or that the number of shares of common stock (including the shares held by Westar) is greater than the number that can reasonably be sold.

We agreed to file a registration statement on Form S-3 by April 6, 2003 in order to register for resale all of the shares of our common stock and our Series D Convertible Preferred Stock held by Westar as well as all of the shares of our common stock issuable upon conversion of those shares of our Series D Convertible Preferred Stock. We plan to satisfy that obligation by filing a registration statement on Form S-3 for Westar by April 6, 2003 in addition to the registration statement of which this prospectus forms a part. Each of Westar and us must provide the other party with a lock-up notice if it intends to effect an underwritten offering of common stock or Series D Convertible Preferred Stock pursuant to a shelf registration statement. If we receive a lock-up notice from Westar, we can give Westar a pre-emptive notice within 5 business days of its notice indicating that we will use commercially reasonable efforts to promptly effect a shelf takedown. We will have 30 business days from the date of our pre-emptive notice to effect the shelf takedown. If we do not effect a shelf takedown within 30 business days, Westar may effect a shelf takedown within 15 business days thereafter. We may only deliver one pre-emptive notice in any twelve-month period. In the event that either party effects a shelf takedown, the other party agrees, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any transaction described in clause (i) or (ii) is to be settled for delivery of common stock or other securities, in cash or otherwise, during the period beginning on the date of the lock-up notice and ending up to 90 days after the date of the prospectus supplement with respect to the shelf takedown.

In addition, subject to various requirements, we are entitled to postpone and delay for a reasonable period of time, not to exceed 90 days, any shelf takedown proposed by Westar if we determine that the shelf takedown would (i) in the good faith judgment of our board of directors, unreasonably impede, delay or otherwise interfere with any pending or contemplated financing (other than a shelf takedown) or (ii) based upon advice from our investment banker or financial advisor, adversely affect any pending or contemplated offering or sale of any class of securities by us. Moreover, subject to various requirements, we are entitled to postpone and delay for a reasonable period, not to exceed 30 days, any shelf takedown if we determine that the shelf takedown would, in the good faith judgment of our board of directors, require disclosure of material non-public information. Westar may not effect more than two shelf takedowns in any twelve-month period.

The Registration Rights Agreement will terminate, among other reasons, when Westar may freely offer for sale shares of our common stock and our Series D Convertible Preferred Stock without any restriction as to manner of sale and volume imposed by the Securities Act of 1933. For example, if Westar held its shares for two years and was no longer an affiliate, it could freely sell its shares under Rule 144 of the Securities Act of 1933.

Oklahoma Law

Oklahoma Takeover Statute

We are subject to Section 1090.3 of the Oklahoma General Corporation Act. In general, Section 1090.3 prevents an “interested shareholder” from engaging in a “business combination” with an Oklahoma corporation for three years following the date that person became an interested shareholder, unless:

•	prior to the date that person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•	on or subsequent to the date of the transaction in which that person became an interested shareholder, the business combination is approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareholder.

Section 1090.3 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and an interested shareholder;

•	any sale, transfer, pledge or other disposition involving an interested shareholder of 10% or more of the assets of the corporation;

•	subject to limited exceptions, any transaction that results in the issuance or transfer by the corporation of the stock of the corporation to an interested shareholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

For purposes of the description above and Section 1090.3, the term “corporation” also includes our majority-owned subsidiaries. In addition, Section 1090.3, defines an “interested shareholder” as an entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by that entity or person.

Oklahoma Control Share Act

Our certificate of incorporation provides that we are not subject to the Oklahoma Control Share Act. With exceptions, this act prevents holders of more than 20% of the voting power of the stock of an Oklahoma corporation from voting their shares. If we were to become subject to the Oklahoma Control Share Act in the future, this provision may delay the time it takes anyone to gain control of us.

Certificate of Incorporation and By-laws

Exculpation

Our certificate of incorporation provides that our directors and officers will not be personally liable for monetary damages for any action taken, or any failure to take any action, unless:

•	the director or officer has breached his or her duty of loyalty to the corporation or its shareholders;

•	the breach or failure to perform constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	the director served at the time of payment of an unlawful dividend or an unlawful stock purchase or redemption, unless the director was absent at the time the action was taken or dissented from the action; or

•	the director or officer derived an improper personal benefit from the transaction.

Indemnification

We will generally indemnify any person who was, is, or is threatened to be made, a party to a proceeding by reason of the fact that he or she:

•	is or was our director, officer, employee or agent; or

•	while our director, officer, employee or agent is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Any indemnification of our directors, officers or others pursuant to the foregoing provisions for liabilities arising under the Securities Act of 1933 are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act of 1933 and are unenforceable.

Shareholder Action; Special Meeting of Shareholders

Our certificate of incorporation eliminates the ability of our shareholders to act by written consent. Our by-laws provide that special meetings of our shareholders may be called only by a majority of the members of our board of directors.

Advance Notice Requirements for Shareholder Proposals

At any meeting of our shareholders, the only business that shall be brought before the meeting is that which is brought:

•	pursuant to our notice of meeting;

•	by or at the discretion of our board of directors; or

•	by any of our shareholders of record at the time the notice is given, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth herein.

For business to be properly brought before a meeting by a shareholder pursuant to the immediately preceding clause, the shareholder must have given timely notice in writing to our secretary. To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date our proxy statement is released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of that date was made. To be timely as to a special meeting of shareholders, a shareholder notice must be received not later than the call of the meeting as provided in our by-laws. The shareholder notice shall set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of and the reasons for proposing the matter at the meeting;

•	the name and address, as they appear on our books, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

•	the class and number of shares that are owned beneficially and of record by the shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and

•	any material interest of the shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in the proposal.

These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders.

Higher Vote for Some Business Combinations and Other Actions

Subject to various exceptions, including acquiring 85% of the outstanding shares less shares owned by related persons in a single transaction, a business combination (including, but not limited to, a merger or consolidation, the sale, lease, exchange, transfer or other disposition of our assets in excess of $5,000,000, various issuances and reclassifications of securities and the adoption of a plan or proposal for liquidation or dissolution) with or upon a proposal by a related person, who is a person that is the direct or indirect beneficial owner of more than 10% of the outstanding voting shares of our stock (subject to various exceptions), and any affiliates of that person, shall require, in addition to any approvals required by law, the approval of the business combination by either:

•	a majority vote of all of the independent directors; or

•	the holders of at least 66-2/3% of the outstanding shares otherwise entitled to vote as a single class with the common stock to approve the business combination, excluding any shares owned by the related person.

In addition, our certificate of incorporation provides that our by-laws may only be adopted, amended or repealed by a majority of the board of directors or by 80% of our shareholders, voting as a class. Our certificate of incorporation also requires the affirmative vote of 80% of our shareholders to amend, repeal or adopt provisions in our certificate of incorporation relating to, among other things,

•	the number of directors and the manner of electing those directors, including the election of directors to newly created directorships;

•	provisions relating to changes in the by-laws;

•	a director’s personal liability to us or our shareholders;

•	shareholder ratification of various contracts, transactions and acts; and

•	voting requirements for approval of business combinations.

Transactions with Interested Parties

Our certificate of incorporation provides that, in the absence of fraud, no contract or other transaction will be affected or invalidated by the fact that any of our directors are in any way interested in or connected with any other party to the contract or transaction or are themselves parties to the contract or transaction, provided that the interest is fully disclosed or otherwise known to our board of directors at the meeting of the board at which the contract or transaction is authorized or confirmed, and provided further that a quorum of disinterested directors is present at the meeting of our board of directors authorizing or confirming the contract or transaction and the contract or transaction is approved by a majority of the quorum, and no interested director votes on the contract or transaction. Any contract, transaction or act entered into or taken by us or our board or any committee thereof that is ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or any special meeting called for that purpose, will be valid and binding as though ratified by all of our shareholders. Any director may vote upon any contract or other transaction between us and any subsidiary corporation without regard to the fact that he is also a director of that subsidiary corporation. No contract or agreement between us and any other corporation or party that owns a majority of our capital stock or any subsidiary of that other corporation shall be made or entered into without the affirmative vote of a majority of the whole board of directors at a regular meeting of the board.

Transfer Agent and Registrar

The current transfer agent and registrar for our common stock and our Preferred Stock is UMB Bank, N.A., Kansas City, Missouri.

DESCRIPTION OF PURCHASE

CONTRACTS AND PURCHASE CONTRACT UNITS

We may issue purchase contracts for the purchase of our securities or securities of an entity unaffiliated or affiliated with us, a basket of such securities or any combination of the above as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase, and obligate us to sell, on specified dates, such securities, at a specified purchase price, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase such securities, any acceleration, cancellation or termination provisions or other provisions relating the settlement of a purchase contract and, if applicable, the identity of any of our subsidiaries guaranteeing our obligations with respect to such purchase contracts. Purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, the pre-paid purchase contracts will be issued under one of the indentures. The purchase contracts may be issued separately or as part of a purchase contract unit that consists of (a) a purchase contract and (b) senior or subordinated debt securities, junior subordinated debentures, preferred stock or trust preferred securities, U.S. Treasury securities or other debt obligations of third parties, that may be used to secure the holders’ obligations under a purchase contract. The purchase contracts may require us to make periodic payments to the holders of the purchase contract units, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase contract units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (a) the purchase contracts, (b) the collateral arrangements and depository arrangements, if applicable, relating to such purchase contracts or purchase contract units and (c) if applicable, the prepaid purchase contracts and the documents pursuant to which such prepaid purchase contracts will be issued. Some of the material United States federal income tax considerations applicable to the purchase contracts and the purchase contract units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES

General

Each ONEOK Trust may issue only one series of trust preferred securities having terms described in the prospectus supplement relating thereto. The trust agreement of each trust will authorize the administrative trustee, on behalf of the trust, to issue the trust preferred securities and trust common securities. The trust preferred securities and the trust common securities are referred to herein as the “trust securities.” Unless otherwise specified in a prospectus supplement, the preferred securities of each trust will have the terms discussed in this section. Reference is made to the prospectus supplement relating to the preferred securities of a trust for specific terms, including:

•	the distinctive designation of those preferred securities;

•	the number of preferred securities issued by that trust;

•	the annual distribution rate (or method of determining such rate) for preferred securities of that trust and the date or dates on which distributions shall be payable;

•	whether distributions on such preferred securities shall be cumulative and, in the case of preferred securities having cumulative distribution rights, the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

•	the amount or amounts that shall be paid out of the assets of that trust to the holders of those preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

•	the obligation, if any, of that trust to purchase or redeem those preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which those preferred securities will be purchased or redeemed, in whole or in part, pursuant to that obligation;

•	the voting rights, if any, of those preferred securities in addition to those required by law, including any requirement for the approval by the holders of preferred securities as a condition to specified action or amendments to the trust agreement of that trust;

•	the rights, if any to defer distributions on the preferred securities by extending the interest payment period on the related junior subordinated debentures; and

•	any other relative rights, preferences, privileges, limitations or restrictions of those preferred securities not inconsistent with the trust agreement of that trust or applicable law.

All preferred securities offered hereby will be guaranteed by us to the extent set forth under “Description of the Trust Preferred Securities Guarantees.” Any material United States federal income tax considerations applicable to an offering of preferred securities will be described in the prospectus supplement relating thereto.

Distributions

Distributions will be cumulative and accumulate on each series of trust preferred securities from the date they are first issued. Unless deferred as described below, distributions will be payable quarterly in arrears (each, a “distribution date”). Distributions not paid when due will accumulate additional distributions, compounded quarterly, at the annual rate stated in the related prospectus supplement, to the extent permitted by law. Whenever we use the term “distributions” in this section, we are including any of these distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

Redemption

Trust preferred securities will remain outstanding until the applicable trust redeems them or distributes the junior subordinated debentures in exchange for the trust preferred securities. Any redemption of trust preferred securities must occur as described below under “—Redemption of Trust Preferred Securities.” Any exchange of the trust preferred securities for junior subordinated debentures must occur as described below under the caption “—Termination and Liquidation—Exchange of Trust Preferred Securities for Junior Subordinated Debentures.”

Redemption of Trust Preferred Securities

If we repay or redeem the related junior subordinated debentures, whether on a redemption date specified in the junior subordinated indenture or at their stated maturity, the applicable property trustee will redeem a like amount of trust preferred securities of the applicable trust on the redemption date at the Redemption Price. In this context, “like amount” means trust preferred securities having a liquidation amount equal to the principal amount of the junior subordinated debentures being redeemed. “Redemption Price” means the liquidation amount of the trust preferred securities to be redeemed, plus any accumulated and unpaid distributions to the redemption date allocated on a pro rata basis based on liquidation amounts among the trust preferred securities.

Redemption Procedures

A property trustee will send notice to each holder at the address appearing in the securities register at least 30 days, but not more than 60 days, before the redemption date. A property trustee will give the notice of redemption in the manner described below under the caption “—Notices.”

The property trustee will irrevocably deposit with DTC (in the case of any book-entry trust preferred securities) or the paying agent (in the case of any non-book-entry trust preferred securities) funds, to the extent available, sufficient to pay the Redemption Price for all trust preferred securities being redeemed on that date and will give them instructions and authority to pay the Redemption Price to the holders thereof.

Once the property trustee gives notice of redemption and deposits funds as discussed above, all rights of the holders of the trust preferred securities called for redemption will cease at the time of the deposit, except the right of those holders to receive the Redemption Price and any distribution payable on or prior to the redemption date, but without interest. In addition, those trust preferred securities will no longer be outstanding.

In the event that payment of the Redemption Price in respect of any trust preferred securities called for redemption is not made, distributions on those trust preferred securities will continue to accumulate to the date the Redemption Price is paid.

If a trust redeems less than all of its trust preferred securities, then the aggregate liquidation amount of trust preferred securities to be redeemed will be allocated pro rata based on liquidation amounts between its outstanding trust preferred securities and its outstanding trust common securities. The applicable property trustee will select on a pro rata basis the trust preferred securities to be redeemed from among the outstanding trust preferred securities of such trust not previously called for redemption. A property trustee may use any method of selection that it deems to be fair and appropriate.

Other Purchases of Trust Preferred Securities

We or our subsidiaries may purchase outstanding trust preferred securities by tender, in the open market or by private agreement, subject to applicable laws, including United States federal securities laws.

Termination and Liquidation

Each trust agreement states that the related trust shall be terminated:

•	upon the expiration of the term of such trust on December 31, 2042, unless earlier terminated;

•	upon the bankruptcy, dissolution or liquidation of ONEOK, Inc.;

•	upon the written direction to the property trustee from ONEOK, Inc. at any time to terminate such trust and distribute the junior subordinated debentures to holders in exchange for the trust preferred securities (which direction is optional and wholly within our discretion);

•	upon the redemption of all of the trust preferred securities in connection with the repayment at maturity or redemption of all the junior subordinated debentures; or

•	upon entry of a court order for the dissolution of the trust.

Upon the occurrence of the above events, other than repayment at maturity or redemption, a trust will be liquidated by the trustees.

Exchange of Trust Preferred Securities for Junior Subordinated Debentures

In connection with the liquidation of a trust and except

•	upon the redemption of all of the trust preferred securities in connection with the redemption of all the junior subordinated debentures, or

•	when the distribution of the junior subordinated debentures is determined by the property trustee not to be practical,

after a trust has satisfied all liabilities to its creditors, as provided by law, the applicable property trustee will distribute a like amount of junior subordinated debentures to the holders of the related trust preferred securities in exchange for all such trust preferred securities outstanding, in liquidation of the trust. In this context, “like amount” means junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities of the holder to whom such junior subordinated debentures are distributed.

After the liquidation date with respect to a trust:

•	the trust preferred securities will no longer be outstanding;

•	certificates representing a like amount of junior subordinated debentures will be issued to holders of trust preferred securities certificates of such trust upon the surrender of the trust preferred securities certificates to the administrative trustee or its agent for exchange;

•	we shall use our best efforts to list the related junior subordinated debentures on the New York Stock Exchange or such other stock exchange or organization, if any, on which the trust preferred securities of such trust are listed;

•	any trust preferred securities certificates of such trust that are not surrendered for exchange will be deemed to represent a like amount of junior subordinated debentures accruing interest at a rate provided for in the junior subordinated debentures from the last distribution date on which a distribution was made on those trust preferred securities until those certificates are surrendered (and until such certificates are surrendered for exchange, no payments of interest or principal on such junior subordinated debentures will be made to the holders of those trust preferred securities with respect to the junior subordinated debentures); and

•	all rights of holders of trust preferred securities will cease, except the right to receive junior subordinated debentures upon surrender of their trust preferred securities as described above.

Liquidation Without Exchange of Trust Preferred Securities for Junior Subordinated Debentures

In the event that, whether because of an order for dissolution entered by a court or otherwise, distribution of the junior subordinated debentures is determined by the property trustee not to be practical, the holders of the trust securities of such trust will be entitled to receive out of the assets of the trust an amount equal to the liquidation amount of each trust security, plus accumulated and unpaid distributions to the date of payment, after the trust has satisfied all liabilities to its creditors as provided by applicable law.

If a trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust preferred securities and trust common securities shall be paid pro rata based on liquidation amounts. However, if an event of default under the junior subordinated indenture has occurred and is continuing, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Notice of Liquidation

In the event of liquidation, whether with or without an exchange of trust preferred securities for junior subordinated debentures, a property trustee will give holders notice of such liquidation by first-class mail, postage prepaid, mailed to the holder’s address appearing in our securities register at least 30 days, but not more than 60 days, before the liquidation date.

Trust Agreement Events of Default

The term “Trust Agreement Event of Default” with respect to a trust means any of the following:

•	an Event of Default under the junior subordinated indenture occurs with respect to the related series of junior subordinated debentures (see “Description of the Junior Subordinated Debentures—Events of Default” below);

•	such trust does not pay any distribution within 30 days of its due date;

•	such trust does not pay any Redemption Price on its due date;

•	the trustee(s) of such trust remains in default of performance or in breach in a material respect of any term of the related Trust Agreement for 90 days after the trustee receives notice of default stating the trustee is in breach. (The notice must be sent by the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of such trust); or

•	the property trustee of such trust files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor property trustee of such trust is not appointed within 90 days.

Within 90 days after learning of a Trust Agreement Event of Default with respect to a trust, the related property trustee will notify the holders of the trust securities of such trust, the administrative trustee(s) and us, unless the Trust Agreement Event of Default has been cured or waived.

We and the administrative trustee(s) of a trust on behalf of that trust must provide the property trustee of such trust with an annual certificate stating whether there is compliance with all the conditions and covenants applicable to the related Trust Agreement.

Voting Rights; Amendment of the Trust Agreement

The holders of the trust preferred securities of a trust will have no voting rights except as discussed below and under “Description of the Preferred Securities Guarantees—Amendments and Assignment” below, and as otherwise required by law or the applicable Trust Agreement.

With respect to a trust, if any proposed amendment to the applicable Trust Agreement provides for, or the trustees of such trust otherwise propose to effect:

•	any action that would adversely affect the powers, preferences or special rights of the trust preferred securities of such trust in any material respect, whether by way of amendment to the applicable Trust Agreement or otherwise; or

•	the dissolution, winding-up or termination of such trust other than pursuant to the terms of the applicable Trust Agreement,

then the holders of the trust preferred securities of such trust as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in liquidation amount of such trust preferred securities.

A Trust Agreement may be amended from time to time by us and the property trustee and the administrative trustee(s) without the consent of the holders of trust securities of the related trust to:

•	cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the applicable Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of trust preferred securities of the related trust in any material respect; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the related trust will not be classified as other than a grantor trust for United States federal income tax purposes or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

Except as provided in the next paragraph, other amendments to a Trust Agreement may be made by us or the trustees of the related trust upon:

•	consent of the holders of a majority in liquidation amount of the outstanding trust securities of such trust; and

•	receipt by the trustees of such trust of an opinion of counsel to the effect that such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from the Investment Company Act.

Notwithstanding the foregoing, without the consent of each affected holder of the trust securities of the related trust, a Trust Agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities of such trust or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities of such trust as of a specified date; or

•	restrict the right of a holder of the trust securities of such trust to institute suit for the enforcement of any such payment on or after such date.

In addition, no amendment may be made to a Trust Agreement if the amendment would:

•	cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes or cause the trust to fail to qualify for exemption from the Investment Company Act;

•	impose any additional obligation on us, the property trustee of the related trust or the Delaware trustee of the related trust without its consent.

So long as any junior subordinated debentures are held by the property trustee, the trustees of such trust shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the related junior subordinated indenture trustee or executing any trust or power conferred on the related subordinated indenture trustee with respect to the junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due or payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the related junior subordinated debentures where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities, provided, however, that where a consent under the junior subordinated indenture would require the consent of each holder of junior subordinated debentures affected thereby, no such consent shall be given by the property trustee without the prior written consent of each holder of trust preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of holders of trust preferred securities, except by a subsequent vote of the holders of trust preferred securities. The property trustee shall notify all holders of trust preferred securities of any notice of default received from the junior subordinated indenture trustee with respect to the junior subordinated debentures. In addition to obtaining approval of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees of the related trust shall obtain an opinion of counsel stating that the action will not cause such trust to fail to be classified as a grantor trust for United States federal income tax purposes.

Notices

Notices to be given to the trust, the property trustee, the Delaware trustee or the administrative trustee(s) may be given by mail. Notices to be given to holders of trust preferred securities may be given by mail first-class postage prepaid, hand delivery or facsimile transmission to their addresses set forth in trust records.

Payment and Paying Agency

Distributions will be paid by check mailed to the address of the holder entitled to such payments, as such address appears in the securities register. With respect to any trust preferred securities held by DTC, distributions shall be made to DTC in immediately available funds, which shall credit the relevant accounts at DTC on the applicable distribution dates. With respect to any trust preferred securities, the paying agent of a trust will initially be the property trustee of such trust. Distributions on the trust preferred securities shall be made by the paying agent from the payment account and shall be payable on each distribution date only to the extent that the trust has funds then on hand and available in the payment account for the payment of such distributions. Any distribution in respect of the trust preferred securities that remains unclaimed for a period of two years following the applicable distribution date shall be paid to the holder of trust common securities. A paying agent of a trust may resign upon 30 days written notice to the administrative trustees and the property trustee of such trust and us. In such event, the administrative trustees of such trust will appoint a successor acceptable to us and the property trustee of such trust to act as paying agent.

Persons holding their trust preferred securities in “street name” or indirectly through DTC should consult their banks or brokers for information on how they will receive payments. See “Book-Entry Securities” in this prospectus.

Business Day

If any payment is due on a day that is not a Business Day, the payment will be made on the following Business Day without any additional interest or payment in respect of such delay (unless that Business Day is in a different calendar year, in which case the payment will be made on the preceding Business Day). Each payment made on the following or preceding Business Day will have the same force and effect as if made on the original payment due date. “Business Day” means any day other than a Saturday, a Sunday, a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee of such trust or the junior subordinated indenture trustee is closed for business.

Record Date

A trust will pay distributions to holders of trust preferred securities listed in the trust’s records on the record date for the payment. If trust preferred securities are held in book-entry form, the record date will be one Business Day before the relevant distribution date. If trust preferred securities are issued in definitive form, the record date will be the 15th day, whether or not a Business Day, before the relevant distribution date.

Registrar and Transfer Agent

The property trustee of a trust will initially act as such trust’s agent for registering trust preferred securities of such trust in the names of holders and transferring such trust preferred securities. Such property trustee also will perform the role of maintaining the list of registered holders of trust preferred securities of such trust. Holders will not be required to pay a service charge to transfer or exchange trust preferred securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

Removal and Replacement of Trustees

Only the holder of trust common securities of a trust has the right to remove, or replace the administrative trustees and, before an event of default under the junior subordinated indenture has occurred, property and Delaware trustees of the trust. If an event of default occurs under the junior subordinated indenture, only the holders of trust preferred securities of a trust have the right to remove or replace the property and Delaware trustees. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement for such trust.

Information Concerning the Property Trustees

For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Subject to this provision, a property trustee is under no obligation to exercise any of the powers given it by the applicable Trust Agreement at the request of any holder of trust preferred securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Governing Law

Each Trust Agreement and the related trust preferred securities will be construed in accordance with and governed by the laws of the State of Delaware.

Accounting Treatment

Each ONEOK trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of each trust. The trust preferred securities for each trust, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the applicable trust preferred securities guarantee and the junior subordinated debentures will be included in the notes to the consolidated financial statements. We will record distributions that each trust pays on its trust securities as an expense in our consolidated statement of income.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

Set forth below is a description of the general terms of the junior subordinated debentures. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the junior subordinated indenture to be entered into among ONEOK, and SunTrust Bank, as indenture trustee, as to be supplemented by a supplemental indenture thereto establishing the junior subordinated debentures of each series, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part.

The terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made a part of the junior subordinated indenture by reference to the Trust Indenture Act. Some capitalized terms used herein are defined in the junior subordinated indenture.

General

The junior subordinated debentures will be issued as unsecured junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures that may be issued thereunder and provides that junior subordinated debentures may be issued from time to time in one or more series pursuant to an indenture supplemental to the junior subordinated indenture.

Reference is made to the prospectus supplement that will accompany this prospectus for the following terms of the series of junior subordinated debentures being offered thereby:

•	the title of those junior subordinated debentures;

•	any limit on the aggregate principal amount of those junior subordinated debentures;

•	the date or dates on which the principal of those junior subordinated debentures is payable and any dates on which, or circumstances under which, we shall have the right to extend or shorten such maturities;

•	the rate or rates at which those junior subordinated debentures shall bear interest and Additional Interest (as defined below), if any, the interest payment dates on which that interest shall be payable, our right to defer or extend those interest payments dates, and the regular record date for the interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•	the place or places where the principal of and premium, if any, and interest and Additional Interest on those junior subordinated debentures shall be payable;

•	any collateral, security, assurance or guarantee for a series of junior subordinated debentures;

•	the period or periods within which, the price or prices at which and the terms and conditions on which those junior subordinated debentures may be redeemed, in whole or in part, at our option;

•	the obligation or right, if any, of us to redeem, repay or purchase those junior subordinated debentures and the terms and conditions upon which the junior subordinated debentures shall be redeemed, repaid or repurchased;

•	the denominations in which those junior subordinated debentures may be issued, if other than denominations of $25 and any integral multiple thereof;

•	if other than the principal amount thereof, the portion of the principal amount of those junior subordinated debentures which shall be payable upon declaration of acceleration of the maturity thereof;

•	any deletions from, modifications of or additions to the events of default or covenants of ours as provided in the related junior subordinated indenture;

•	the appointment of any Paying Agent;

•	the terms of any right to convert or exchange the junior subordinated debentures into other securities or property of ours;

•	whether those junior subordinated debentures shall initially be issued in whole or in part in the form of a global security; and

•	any other terms of those junior subordinated debentures.

The terms of each series of junior subordinated debentures issued to a trust will correspond to those of the related trust preferred securities of that trust as described in the prospectus supplement relating to those trust preferred securities.

The junior subordinated indenture does not contain provisions that afford holders of junior subordinated debentures protection in the event of a highly leveraged transaction involving us.

Subordination

The junior subordinated debentures are subordinated and junior in right of payment to all of our Senior Debt (as defined below). Subject to any collateral, security, assurance or guarantee provided for the benefit of any series of junior subordinated debentures, if any, no payment of principal of, or premium, if any, or interest (including Additional Interest) on the junior subordinated debentures may be made if (1) a default has occurred and is continuing on any Senior Debt of ours or (2) if any event of default with respect to Senior Debt of ours has occurred and is continuing and has resulted in Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until the event of default shall have been cured or waived or shall have ceased to exist and acceleration shall have been rescinded or annulled, or (3) any judicial proceeding is pending with respect to any default or event of default on any Senior Debt and we and the trustee have received a notice of such event of default. However, unless the Senior Debt has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days. Subject to any collateral, security, assurance or guarantee for a series of junior subordinated debentures, if any, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to us, the holders of our Senior Debt will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt before the holders of the junior subordinated debentures are entitled to receive or retain any payment or distribution. Subject to any collateral, security, assurance or guarantee for a series of junior subordinated debentures, if any, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of the holders of Senior Debt to receive payments and distributions applicable to the Senior Debt. We had approximately $1.83 billion of Senior Debt outstanding at February 28, 2003.

“Senior Debt” is defined in the junior subordinated indenture to mean, with respect to us,

(i)	the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) our indebtedness and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

(ii)	all our capital lease, purchase money and similar obligations;

(iii)	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

(iv)	all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

(v)	all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations;

(vi)	all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds;

(vii)	all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(viii)	all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us);

(ix)	any other indebtedness or obligations other than those which are specifically deemed not Senior Debt pursuant to the next sentence; and

(x)	all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (ix) above.

whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Debt” shall not include (1) any Additional Junior Indebtedness, (2) junior subordinated debentures issued pursuant to the junior subordinated indenture and guarantees in respect of such junior subordinated debentures, (3) our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to junior subordinated debentures, or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to junior subordinated debentures. Senior Debt shall continue to be Senior Debt and be entitled to the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

“Additional Junior Indebtedness” is defined in the junior subordinated indenture to mean, without duplication and other than the junior subordinated debentures, any of our indebtedness, liabilities, guarantees or obligations or any subsidiary of ours, under debt securities (or guarantees in respect of debt securities, preferred securities or trust securities) initially issued after the date of the junior subordinated indenture to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, a finance subsidiary (as such term is defined in Rule 3a-5 under the Investment Company Act of 1940) or other financing vehicle of ours or any subsidiary of ours in connection with the issuance by that entity of trust preferred securities or other securities that are issued on a pari passu basis with the junior subordinated debentures.

The term “Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed;

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

•	every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person;

•	all indebtedness of that person, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation of the type referred to in each clause above of another person and all dividends and operating lease payments of another person the payment of which, in either case, that person has guaranteed or is responsible or liable for directly or indirectly, as obligor or otherwise.

Additional Interest

“Additional Interest” is defined in the junior subordinated indenture as the interest, if any, that will accrue on any interest on the junior subordinated debentures of any series the payment of which has not been made on the applicable interest payment date and which will accrue at the rate per annum specified or determined as specified in those junior subordinated debentures.

Covenants

We covenant in the junior subordinated indenture, for the benefit of the holders of each series of junior subordinated debentures, that (1) if at such time as we shall have given notice of our election to extend an interest payment period for that series of junior subordinated debentures and the extension shall be continuing, (2) if at such time as we have actual knowledge that we are in default with respect to its payment or other obligations under the preferred securities guarantee with respect to the trust securities, if any, related to that series of junior subordinated debentures, or (3) if at such time an event of default with respect to that series of junior subordinated debentures shall have occurred and be continuing, we shall not:

•	declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of interest, principal or premium if any, on or repay, repurchase or redeem any debt securities issued by us which rank equally with or junior to the junior subordinated debentures or make any guarantee payments with respect to any guarantee by us of debt securities of any subsidiary if the guarantee is equal to or junior in interest to the junior subordinated debentures other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock as consideration in an acquisition transaction entered into prior to the applicable Extension Period;

•	as a result of an exchange or conversion of any class or series of our capital stock (or any capital stock of one of our subsidiaries) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any Rights Plan, or the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock.

The junior subordinated indenture further provides that, for so long as the trust securities of any trust remain outstanding, we covenant:

•	to directly or indirectly maintain 100% ownership of the common securities of that trust; provided, however, that any permitted successor of ours under the junior subordinated indenture may succeed to our ownership of those common securities, and

•	not to voluntarily terminate, wind-up or liquidate the ONEOK Trusts, except in connection with a distribution of junior subordinated debentures to holders of the trust preferred securities or in connection with certain permitted mergers, consolidations or amalgamations; and

•	to use our reasonable efforts to cause the trusts to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the junior subordinated indenture. If we deposit with the trustee funds or government securities the maturing principal and interest of which is sufficient to make payments on the junior subordinated debentures of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	“legal defeasance,” which means that we will be discharged from our obligations with respect to the junior subordinated debentures of that series; or

•	“covenant defeasance,” which means that we will no longer have any obligation to comply with the restrictive covenants under the junior subordinated indenture and any other restrictive covenants that apply to that series of the junior subordinated debentures, and the related events of default will no longer apply to us.

If we defease a series of junior subordinated debentures, the holders of the junior subordinated debentures of the series affected will not be entitled to the benefits of the junior subordinated indenture, except for our obligations to pay additional amounts, if any, to provide temporary junior subordinated debentures to register the transfer or exchange of junior subordinated debentures, to replace stolen, lost or mutilated junior subordinated debentures or to maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the junior subordinated debentures will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the junior subordinated debentures to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge

The junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged all of our obligations under the junior subordinated indenture when (1) all outstanding junior subordinated debentures have become due and payable, or will become due and payable within one year, by reason of their maturity or a redemption date, and (2) we deposit with the indenture trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding junior subordinated debentures; provided, however, that we will remain obligated to pay all other amounts due under the junior subordinated indenture and to perform certain ministerial tasks as described in the junior subordinated indenture.

Unless otherwise provided in a supplemental indenture setting forth the terms of a series of junior subordinated debentures, we will be deemed to have paid and discharged the entire indebtedness on all of the outstanding junior subordinated debentures of that series when (1) we deposit with the indenture trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding junior subordinated debentures of that series to the stated maturity or any redemption date, (2) we have paid all other sums payable with respect to the outstanding junior subordinated debentures of that series, and (3) we have satisfied certain other requirements intended to ensure that the payment and discharge will not have any adverse United States federal income tax consequences to holders of preferred securities.

Events of Default

Unless the prospectus supplement provides otherwise, the junior subordinated indenture provides that any one or more of the following described events with respect to the junior subordinated debentures of any series, which has occurred and is continuing, constitutes an event of default for the junior subordinated debentures of that series:

•	failure of us for 30 days to pay interest on the junior subordinated debentures of that series, including any Additional Interest, when due and payable; provided, however, that a valid extension of the interest payment period by us will not constitute a default in the payment of interest for this purpose; or

•	failure of us to pay principal or premium, if any, on the junior subordinated debentures of that series when due at maturity; or

•	events of bankruptcy, insolvency, or reorganization of us; or

•	default in the performance of, or breach in any in material respect of, any covenant or warranties of ours in the junior subordinated indenture (other than a covenant or warranty which has expressly been dealt with in one of the subparagraphs immediately above) for 90 days after written notice to us from the indenture trustee or to us and the indenture trustee from the holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the junior subordinated debentures of that series, subject to certain limitations. If a Junior Subordinated Indenture Event of Default (other than events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing with respect to the junior subordinated debentures of any series, then the indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures of that series may declare the principal amount thereof due and payable immediately by notice in writing to us and to the indenture trustee, if given by the holders, and upon that declaration the principal amount shall become immediately due and payable. If a Junior Subordinated Indenture Event of Default pursuant to events of bankruptcy, insolvency, or reorganization of us occurs and is continuing with respect to the junior subordinated debentures of any series, the principal amount of all junior subordinated debentures of that series will automatically become immediately due and payable. At any time after a declaration of acceleration with respect to the junior subordinated debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of that series may rescind and annul the declaration and its consequences if the default has been cured or waived and we have paid or deposited with the indenture trustee a sum sufficient to pay all matured installments of interest, including any Additional Interest, and principal and premium, if any, due otherwise than by acceleration and all sums paid or advanced by the indenture trustee, including reasonable compensation and expenses of the indenture trustee.

A holder of trust preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to that holder of principal of or interest on the junior subordinated debentures of the related series having a principal amount equal to the aggregate stated liquidation amount of the trust preferred securities of that holder on or after the due dates specified in the junior subordinated debentures of that series.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all the junior subordinated debentures of that series, waive any past default with respect to that series, except (1) a default in the payment of principal or interest, or (2) a default of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debentures of that series affected thereby. See “—Modification” below.

Registration and Transfer

We will not be required to

•	issue, transfer or exchange junior subordinated debentures of any series during a period beginning 15 days immediately preceding the day of our selection for redemption of the junior subordinated debentures and ending on the day of mailing notice of redemption; or

•	transfer or exchange any junior subordinated debentures so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated debentures being redeemed in part.

Payment and Paying Agent

Payment of principal of any junior subordinated debentures will be made only against surrender to the paying agent of those junior subordinated debentures. Principal of and interest on junior subordinated debentures will be payable, subject to any applicable laws and regulations, at the office of the paying agent or paying agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled thereto as such address shall appear in the security register maintained by the indenture trustee under the junior subordinated indenture. Payment of interest on junior subordinated debentures on any interest payment date will be made to the person in whose name the junior subordinated debentures are registered at the close of business on the record date for that interest payment.

The indenture trustee will act as paying agent with respect to the junior subordinated debentures. ONEOK may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

All monies paid by us to a paying agent for the payment of the principal of or interest on the junior subordinated debentures of any series which remain unclaimed at the end of two years after that principal or interest shall have become due and payable will be repaid to us, and the holder of those junior subordinated debentures may thereafter look only to us for payment thereof.

Modification

The junior subordinated indenture contains provisions permitting us and the indenture trustee, with the consent of the holders of a majority in principal amount of the outstanding junior subordinated debentures of each series affected thereby, to modify the junior subordinated indenture or the rights of the holders of the junior subordinated debentures of that series. We and the indenture trustee may not, however, modify the junior subordinated indenture, without the consent of the holder of each outstanding junior subordinated debentures affected thereby, so as to:

•	except pursuant to the terms of the junior subordinated indenture, change the stated maturity of the principal of, or any installment of principal of or interest including Additional Interest on any junior subordinated debentures, or reduce the principal amount thereof or the rate of interest, thereon or any premium payable upon the redemption thereof, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof or, in the case of redemption, on or after the redemption date; or

•	reduce the percentage of principal amount of the outstanding junior subordinated debentures of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for an waiver of compliance with provisions of the junior subordinated indenture or defaults thereunder and their consequences provided for in the junior subordinated indenture; or

•

modify any of the provisions of the junior subordinated indenture relating to supplemental indentures, waiver of past defaults, or waiver of covenants, except to increase any percentage or to provide that other provisions of the junior subordinated indenture cannot be modified or waived without the consent of the holder of each outstanding junior subordinated debentures affected thereby; or

•	modify the provisions of the junior subordinated indenture with respect to the subordination of the junior subordinated debentures in a manner adverse to such holder.

In addition, when junior subordinated debentures of a series are held by a trust, the consent of the holders of a majority of the liquidation amount of outstanding preferred securities of that trust is required to modify the junior subordinated indenture in a manner that adversely affects in any material respect the interest of any holder of that trust’s preferred securities. In addition, we and the indenture trustee may execute, without the consent of any holders of junior subordinated debentures, any supplemental indenture for other usual purposes, including the creation of any new series of junior subordinated debentures.

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person and no person may consolidate with or merge into us or convey, transfer or lease its properties or assets substantially as an entirety to us, unless:

•	the corporation or entity formed by such consolidation or into which we are merged or which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety, is a corporation, partnership or trust that expressly assumes, by supplemental indenture executed and delivered to the indenture trustee, in form satisfactory to the indenture trustees, the due and punctual payment of the principal of and premium, if any, and interest (including Additional Interest) on all the junior subordinated debentures and the performance of every covenant of the junior subordinated indenture on the part of us to be performed or observed;

•	immediately after giving effect to the transaction no Junior Subordinated Indenture Event of Default, and no event that, after notice or lapse of time or both, would become a Junior Subordinated Indenture Event of Default, shall have happened and be continuing;

•	we have delivered to the indenture trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the provisions of the junior subordinated indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent thereto have been complied with; and

•	in the case of junior subordinated debentures issued to a trust, the transaction is permitted under the related trust preferred securities guarantee and does not give rise to any breach or violation of the related trust agreement or trust preferred securities.

Information Concerning the Indenture Trustee

The indenture trustee, except during the continuance of a Junior Subordinated Indenture Event of Default, undertakes to perform with respect to junior subordinated debentures of a series, only those duties as are specifically set forth in the junior subordinated indenture and, in case a Junior Subordinated Indenture Event of Default has occurred and is continuing, the indenture trustee is required to exercise, with respect to junior subordinated debentures of that series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, subject to such provision, the indenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures of any series, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

SunTrust Bank, the indenture trustee, also serves as property trustee and guarantee trustee. We and some of our subsidiaries maintain deposit accounts and banking relationships with the indenture trustee.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred securities guarantees that will be executed and delivered by us for the benefit of the holders of preferred securities of the respective ONEOK Trusts. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

SunTrust Bank will act as indenture trustee under each preferred securities guarantee for purposes of the Trust Indenture Act. The terms of the preferred securities guarantees will be those set forth in the guarantee agreement related to each trust and these forms made part thereof by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to the guarantee agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of holders of the preferred securities to which it relates.

General

Pursuant to each preferred securities guarantee, we will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the related preferred securities, the Guarantee Payments (as defined below), to the extent not paid by, or on behalf of, the related trust, regardless of any defense, right of set-off or counterclaim that we may have or assert against any person. The following payments or distributions on the preferred securities of any trust to the extent not paid or made by, or on behalf of, such trust will be subject to the preferred securities guarantee related thereto:

•	any accrued and unpaid distributions required to be paid on the preferred securities of that trust, but if and only to the extent that the trust has funds legally and immediately available therefor;

•	the redemption price on any preferred security, which is equal to the liquidation amount of the preferred security plus any accrued and unpaid distributions to the date of redemption, but if and only to the extent that the trust has funds legally and immediately available therefor; and

•	upon a voluntary or involuntary dissolution, liquidation, winding-up or termination of that trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust preferred securities of such trust, the lesser of (A) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities of that trust to the date of payment, to the extent that the trust has funds legally and immediately available therefor, and (B) the amount of assets of that trust remaining available for distribution to holders of preferred securities of that trust in liquidation.

The foregoing constitute Guarantee Payments. Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the related preferred securities or by causing the related trust to pay such amounts to those holders.

Each preferred securities guarantee will be a guarantee of the Guarantee Payments with respect to the related preferred securities from the time of issuance of those preferred securities, but will not apply to the payment of distributions and other payments on those preferred securities when the related trust does not have sufficient funds legally and immediately available to make such distributions or other payments. If we do not make interest payments on the junior subordinated debentures held by the property trustee under any trust, that trust will not make distributions on its preferred securities.

Subordination

Our obligations under each preferred securities guarantee to make the Guarantee Payments will constitute an unsecured obligation of ours and will rank:

•	subordinate and junior in right of payment to ”Senior Debt” as such term is defined in the junior subordinated indenture, except those obligations or liabilities that rank equally or subordinate by their terms;

•	equally with the most senior preferred or preference stock hereafter issued by us; and

•	senior to all of our common stock.

The terms of the preferred securities will provide that each holder of preferred securities by acceptance thereof agrees to the subordination provision and other terms of the preferred securities guarantee related thereto. We have outstanding common stock that ranks junior to the preferred securities guarantees.

Each preferred securities guarantee will constitute a guarantee of payment and not of performance or collection. That means the guaranteed party may institute a legal proceeding directly against the guarantor (in this case, us) to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

Amendments and Assignment

Except for changes that do not materially and adversely affect the rights of holders of the related preferred securities, in which case no consent will be required, each preferred securities guarantee may be amended only with the prior approval of the holders of a majority in liquidation amount of the outstanding related preferred securities. The manner of obtaining any approval of holders will be as set forth in an accompanying prospectus supplement. All guarantees and agreements contained in each preferred securities guarantee will bind our successors, assigns, receiver, conservators, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

Termination

Each preferred securities guarantee will terminate and be of no further force and effect as to the related preferred securities upon full payment of the redemption price of all of the related preferred securities, upon distribution of junior subordinated debentures to the holders of those preferred securities, or upon full payment of the amounts payable upon liquidation of the related trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid on those preferred securities or under that preferred securities guarantee.

Events of Default

An event of default under each preferred securities guarantee will occur upon the failure by us to perform any of our payment or other obligations thereunder, subject to applicable grace periods. The holders of a majority in liquidation amount of the preferred securities to which any preferred securities guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that preferred securities guarantee. Any holder of the related preferred securities may institute a legal proceeding directly against us to enforce its rights under a preferred securities guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity. The holders of a majority in liquidation amount of preferred securities of any series may, by vote, on behalf of the holders of all the preferred securities of that series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of any event of default with respect to any preferred securities guarantee and after the curing or waiving of all events of default with respect to that preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in that preferred securities guarantee and, in case an event of default has occurred, is required to exercise the rights and powers vested in it by the guarantee agreement using the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of the related preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The guarantee trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the guarantee trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

SunTrust Bank, the guarantee trustee, also serves as property trustee and as indenture trustee. We and some of our subsidiaries maintain deposit accounts and banking relationships with the guarantee trustee.

Governing Law

Each preferred securities guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

Agreements as to Expenses and Liabilities

Pursuant to an agreement as to expenses and liabilities to be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom each trust becomes indebted or liable the full payment of any costs, expenses or liabilities of that trust, other than obligations of that trust to pay to the holders of the related preferred securities or other similar interests in that trust the amounts due such holders pursuant to the terms of such preferred securities or such other similar interests, as the case may be.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE TRUST PREFERRED SECURITIES GUARANTEES

As long as payments of interest and other payments are made when due on each series of junior subordinated debentures issued to a ONEOK Trust, those payments will be sufficient to cover distributions and payments due on the related trust securities of that trust primarily because:

•	the aggregate principal amount of each series of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust securities;

•	the interest rate and interest and other payment dates on each series of junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related preferred securities;

•	we are required to pay for all costs and expenses of each trust pursuant to the agreements as to expenses and liabilities; and

•	each trust agreement will provide that the trustees thereunder shall not cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the trust.

Payments of distributions, to the extent funds therefor are legally and immediately available, and other payments due on the preferred securities, to the extent funds therefor are legally and immediately available, will be guaranteed by us to the extent set forth under “Description of the Preferred Securities Guarantees.” If we do not make interest payments on any series of junior subordinated debentures, it is not expected that the related trust will have sufficient funds to pay distributions on its preferred securities. Each preferred securities guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the related trust has sufficient funds legally and immediately available for the payment of those distributions.

If a Junior Subordinated Indenture Event of Default occurs and is continuing with respect to any series of junior subordinated debentures and the indenture trustee fails or the holders of not less than 25% in principal amount of the outstanding junior subordinated debentures of that series fail to declare the principal of all of the junior subordinated debentures of that series to be immediately due and payable, then the holders of at least 25% in liquidation amount of the related preferred securities then outstanding will have the right by written notice to us and the indenture trustee to declare such principal immediately due and payable. Notwithstanding the foregoing, a holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or any other person or entity, for enforcement of payment to that holder of principal of or interest on junior subordinated debentures of the related series having a principal amount equal to the aggregate stated liquidation amount of the preferred securities of that holder on or after the due dates specified in the junior subordinated debentures of that series.

If we fail to make payments under any preferred securities guarantee, that preferred securities guarantee provides a mechanism whereby the holders of the preferred securities to which that preferred securities guarantee relates may direct the guarantee trustee to enforce its rights thereunder. In addition, any holder of preferred securities may institute a legal proceeding directly against us to enforce its rights under the related preferred securities guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Upon any voluntary or involuntary dissolution, winding-up or termination of any trust, unless junior subordinated debentures of the related series are distributed in connection therewith, the holders of preferred securities of that trust will be entitled to receive, out of assets legally available for distribution to holders, a liquidation distribution in cash as described in the applicable prospectus supplement. Upon any voluntary or involuntary liquidation or bankruptcy of us, the property trustee, as holder of the related series of junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest, before any of our common stockholders receive payments or distributions. Because we are guarantor under each preferred securities guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trust’s obligations to holders of the preferred securities, pursuant to the related agreement as to expenses and liabilities, the positions of a holder of preferred securities and a holder of junior subordinated debentures of the related series relative to other creditors and to stockholders of ours in the event of liquidation or bankruptcy of us would be substantially the same.

A default or event of default under any Senior Debt would not constitute a default or Event of Default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the junior subordinated debentures provide that no payments may be made on the junior subordinated debentures until the Senior Debt has been paid in full or payment default thereunder has been cured or waived. Failure to make required payments on the junior subordinated debentures of any series would constitute an Event of Default under the junior subordinated indenture with respect to the junior subordinated debentures of that series except that failure to make interest payments on the junior subordinated debentures of that series will not be an Event of Default during an extension period as described in the applicable prospectus supplement.

BOOK-ENTRY SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the securities will be issued to investors in book-entry form and represented by one or more global notes or global securities registered in the name of a depository or a nominee of a depository. Unless otherwise specified in the applicable prospectus supplement, the global notes or global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depository (“DTC”). We have been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the initial registered holder of all securities that are issued in book-entry form.

No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede & Co., as the registered holder of such securities.

DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the Securities Exchange Act of 1934.

DTC	has also informed us that it was created to:

•	hold securities for “participants”; and

•	facilitate the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants accounts, thereby eliminating the need for the physical movement of securities certificates.

Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. Under the book-entry system, beneficial owners may experience some delay in receiving payments, as payments will be forwarded by our agent to Cede & Co., as nominee for DTC. DTC will forward these payments to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the applicable registrar, transfer agent or trustee as registered holders of the securities entitled to the benefits of the certificate or the indenture. Beneficial owners that are not participants will be permitted to exercise their rights as an owner only indirectly through participants and, if applicable, indirect participants.

Under the current rules and regulations affecting DTC, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. Participants and indirect participants with which beneficial owners of securities have accounts are also required by these rules to make book-entry transfers and receive and transmit such payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of other participants or indirect participants, and on behalf of certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in book-entry form to pledge those securities to persons or entitles that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the certificate, the indenture or any deposit agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.

According to DTC, the information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of the persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when DTC is required to be so registered; or

•	we execute and deliver to the trustee an order complying with the requirements of the indenture that the book-entry security will be so exchangeable; or

•	an event of default has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs. If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

None of ONEOK, the ONEOK Trusts, the trustees or any registrar and transfer agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents, or through a combination of any of the foregoing methods of sale. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. ONEOK may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents it designates from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus, other than at the market offerings of common stock, will be named in a prospectus supplement relating to such securities. At the market offerings of common stock may be made by agents. Commissions payable to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, and that firm’s compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with ONEOK and the trusts, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may decide to list any series of securities on a securities exchange, or in the case of the common stock, on any additional exchange. However, we will not be obligated to list securities on an exchange unless stated otherwise in a prospectus supplement. We cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the distribution of the securities may engage in other transactions with, and perform other services for, ONEOK and its subsidiaries or affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the securities will be passed upon for ONEOK by Gable & Gotwals, Tulsa, Oklahoma, except that Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York, will pass upon such matters to the extent governed by New York law. The validity of the trust preferred securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for ONEOK, Inc. and the ONEOK Trusts.

EXPERTS

The consolidated financial statements of ONEOK and its subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to a change in accounting for goodwill and other intangible assets in 2002, for derivative instruments and hedging activities in 2001 and for energy trading contracts in 2000.

6,900,000 Shares

ONEOK, INC.

Common Stock

PROSPECTUS SUPPLEMENT

February 3, 2004

Citigroup